EXHIBIT 2.9

THIS TRUST DEED is made on 11 February 2005

BETWEEN:

(1)	UBS (LUXEMBOURG) S.A., a bank established under the laws of Luxembourg, whose registered office is 36-38 Grand-Rue, L-1660, Luxembourg (hereinafter called the “Issuer”); and

(2)	THE BANK OF NEW YORK, whose principal office is at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom.

WHEREAS:

(A)	The Issuer has authorised the issue of $300,000,000 in aggregate principal amount of 8 per cent. loan participation notes due 2010 (the “Notes”), the said Notes to be constituted on the terms hereinafter appearing, for the sole purpose of financing a loan of an aggregate principal amount of $300,000,000 to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”). The Issuer and the Borrower have recorded the terms of the loan in a loan agreement as hereinafter referred to.

(B)	The Bank of New York has agreed to act as trustee of these presents upon the terms and subject to the conditions hereinafter contained.

(C)	By virtue of the security interest the terms of which are hereinafter set out, the Issuer is charging and transferring all its present and future rights and interests in respect of the said Loan (except only as expressly provided herein) and the Account (as hereinafter defined) to the Trustee as security for the payment obligations of the Issuer hereinafter set out and under the Notes.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	Definitions

(A)	In these presents, unless there is something in the subject or context inconsistent therewith, the expressions following shall have the meanings hereinafter mentioned (that is to say):

“Account” means the account designated No. 25491703 in the name of the Issuer with JPMorgan Chase Bank, N.A.;

“Agency Agreement” means the agency agreement dated 11 February 2005 among the Issuer, the Trustee, the Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee the aforesaid agreement;

“Agents” means the Principal Paying Agent, any other Paying Agent, the Registrar and the Transfer Agents and “Agent” means any of them;

“Appointee” means any Receiver, delegate or agent appointed pursuant to the provisions of these presents;

“Borrower’s Certificate” means a certificate of two authorised signatories of the Borrower who are legally empowered to sign such documents;

“business day” has the meaning ascribed thereto in the Loan Agreement;

“Certified Date” has the meaning ascribed thereto in Clause 13(g);

“Charge” has the meaning ascribed thereto in Clause 4(A);

“Charged Property” means the property subject to the Charge;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means the terms and conditions endorsed on the Individual Note Certificates, in the form or substantially in the form set out in the Second Schedule, as any of the same may, from time to time, be modified in accordance with these presents and any reference in these presents to a particular numbered Condition shall be construed accordingly;

“Disputes” has the meaning ascribed thereto in Clause 28;

“DTC” means The Depository Trust Company;

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System;

“Event of Default” has the meaning ascribed thereto in the Loan Agreement;

“Extraordinary Resolution” has the meaning ascribed thereto in paragraph 19 of the Fourth Schedule;

“Fee Letter” has the meaning ascribed thereto in Clause 29;

“Global Note Certificates” means the Restricted Global Note Certificate and the Unrestricted Global Note Certificate and “Global Note Certificate” means either of them;

“Individual Note Certificates” means the Note Certificates in definitive, fully registered form, without coupons, substantially in the form set out in the Second Schedule and includes any replacement Individual Note Certificates issued pursuant to Condition 9;

“Initial Expenses” has the meaning ascribed thereto in Clause 29;

“Loan” means the loan to the Borrower referred to in Recital (A) above made upon and subject to the terms, conditions and provisions of the Loan Agreement;

“Loan Agreement” means the loan agreement dated 8 February 2005 between the Borrower and the Issuer as lender relating to the Loan as such may be amended, supplemented or modified from time to time;

“Board of Directors” means the board of directors of the Issuer;

“Noteholder” means the person or persons in whose name or names a Note is registered in the Register; and the words “holder” and “holders” and related expressions shall (where appropriate) be construed accordingly;

“Note Certificate” means, together, the Global Note Certificates and the Individual Note Certificates;

“Notes” means the registered notes of the Issuer comprising the $300,000,000 aggregate principal amount 8 per cent. loan participation notes due 2010 to be issued hereunder;

“outstanding” means all the Notes issued other than (i) those which have been redeemed or repurchased in accordance with these presents, (ii) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable in respect thereof) have been duly paid to the Trustee in the manner provided in these presents or to the Principal Paying Agent in the manner provided in the Agency Agreement and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 14 and remain available for payment in accordance with the Conditions, (iii) those which have been purchased and cancelled in accordance with Condition 5; and (iv) those which have become void under Condition 8;

PROVIDED THAT for the purpose of:

(a)	ascertaining the right to attend and vote at any meeting of the Noteholders or the right to receive or execute a Written Resolution;

(b)	the determination of how many Notes are outstanding for the purposes of Clause 7;

(c)	the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders; and

(d)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders,

those Notes which are for the time being held by or on behalf of the Issuer, the Borrower or any subsidiary of the Borrower, any holding company of the Borrower or of any subsidiary of the Borrower or any other subsidiary of such holding company in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to be outstanding;

AND PROVIDED THAT for the purpose of ascertaining the right to pass an Extraordinary Resolution or Written Resolution in each case in respect of business concerning matters other than those set forth in the proviso to paragraph 17 of Schedule 4 to these presents those Notes which are for the time being held by or on behalf of any shareholder of the Borrower shall (unless and until ceasing to be so held) be deemed not to be outstanding where such Extraordinary Resolution or Written Resolution would otherwise be passed by a majority solely comprising of votes of such shareholders;

“Paying Agent” means J.P. Morgan Bank Luxembourg, S.A., at its specified office in Luxembourg, or if applicable, any additional or successor paying agent for the Notes as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests hereunder, by the Trustee on behalf of the Issuer);

“Principal Paying Agent” means JPMorgan Chase Bank, N.A., London Branch or, if applicable, any successor principal paying agent for the Notes as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests hereunder, by the Trustee on behalf of the Issuer);

“Proceedings” has the meaning ascribed thereto in Clause 28;

“Receiver” has the meaning ascribed thereto in Clause 4(J);

“Register” means the register for the Notes maintained by the Registrar;

“Registrar” means JPMorgan Chase Bank, N.A., at its specified office in New York or, if applicable, any successor registrar as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests hereunder, by the Trustee on behalf of the Issuer);

“Relevant Event” means the earlier of (i) the failure by the Issuer to make any payment of principal or interest on the Notes when due, (ii) suspension of payment (sursis de paiement) or liquidation (liquidation) of the Issuer pursuant to the provisions of Part IV of the Luxembourg law of 5 April 1993, as amended, on the Financial Sector, (iii) the order by the Commission de Surveillance du Secteur Financier to suspend the activities of the Issuer pursuant to article 59 of the Luxembourg law of 5 April 1993, as amended, on the Financial Sector or (iv) the taking of any action in furtherance of the dissolution of the Issuer or (v) the taking of any collective compulsory measure imposed by any subsequent amendment of the laws referred to above;

“repay”, “redeem”, “prepay” and “pay” shall each include all the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption”, “prepaid”, “prepayable” and “prepayment” and “paid”, “payable” and “payment” shall be construed accordingly;

“Repayment Date” has the meaning ascribed thereto in the Loan Agreement;

“Reserved Rights” are the rights and benefits excluded from the Charge, being the Issuer’s right to amounts in respect of any rights, interests and benefits in respect of the Issuer under the following clauses of the Loan Agreement: Clause 7.4, second sentence thereof; Clause 8.3(a); Clause 10; Clause 11; Clause 16.4, second paragraph thereof; Clause 20; (to the extent it relates to the afs indemnity) Clause 21.3; and (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement) Clause 8.2; and Clause 19.2;

“Restricted Global Note Certificate” means the permanent Global Note Certificate in fully registered form, without coupons, substantially in the form set out in Part A of the First Schedule and includes any replacements for the Restricted Global Note Certificate issued pursuant to Condition 9;

“Security Interests” means the security interest created under Clause 4(A) and 4(B);

“Substitute” has the meaning ascribed thereto in Clause 18(A);

“Successor” means any company incorporated, domiciled or resident in a member state of the European Union which, it has been demonstrated to the satisfaction of the Trustee, has a rating assigned to it by an internationally recognised rating agency at least equal to the higher rating of the Issuer or its holding company, or any previous substitute under Clause 18 (Substitution), prior to the substitution under Clause 18 (Substitution);

“the Stock Exchange” means the Luxembourg Stock Exchange;

“these presents” means this Trust Deed and Schedules and the Notes and the Conditions (as from time to time modified in accordance with the provisions herein contained) and includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto and the schedules (if any) thereto;

“Transfer Agent” means each of J.P. Morgan Bank Luxembourg S.A., at its specified office in Luxembourg and JPMorgan Chase Bank, N.A., at its specified office in New York, or, if applicable, any successor transfer agent as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests, by the Trustee on behalf of the Issuer);

“Transferred Rights” means the rights and benefits transferred to the Trustee in Clause 4(B);

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a body corporate entitled pursuant to any other legislation applicable to a trustee in any United States of America or Western European jurisdiction other than England and Wales to act as trustee and carry on trust business under the laws of the jurisdiction of its incorporation;

“Trustee” means The Bank of New York or any other trustee or trustees for the time being of these presents;

“Trustee Acts” mean both the Trustee Act 1925 and the Trustee Act of 2000 of England and Wales;

“Unrestricted Global Note Certificate” means the permanent Global Note Certificate in fully registered form, without coupons, substantially in the form set out in Part B of the First Schedule and includes any replacements for the Unrestricted Global Note Certificate issued pursuant to Condition 9; and

“Written Resolution” means a resolution in writing, notified, in accordance with Condition 14, to all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders in accordance with the provisions of these presents signed by or on behalf of such Noteholders that would be entitled to pass such resolution as if such resolution had been proposed at a duly convened and quorate meeting of Noteholders at which such Noteholders were present or duly represented whether contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(B)	In these presents references to:

(i)	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(ii)	payments in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable pursuant to the Conditions;

(iii)	costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(iv)	words denoting the masculine gender shall include the feminine gender also, words denoting persons only shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa;

(v)	“dollars” and “$” shall be construed as references to the lawful currency from time to time of the United States of America; and

(vi)	any action, remedy or method of judicial proceeding for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

(C)	Save where the contrary is intended, any reference herein to this Trust Deed, the Loan Agreement or any other agreement or document shall, subject to the agreement of the parties hereto, be construed as a reference to this Trust Deed, the Loan Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

(D)	References in this Trust Deed to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed, respectively. The Schedules are part of this Trust Deed and shall be incorporated herein.

(E)	Unless the context otherwise requires or the same are otherwise in these presents defined, words and expressions contained in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(F)	The Table of Contents and the headings are inserted herein only for convenience and shall not affect the construction hereof.

2.	AMOUNT OF THE NOTES AND PAYMENTS THEREON

(A)	Subject to the provisions of Clause 26 and to the delivery of Note Certificates by the Registrar that the Issuer has determined to issue as a replacement for a Note Certificate pursuant to the provisions of Clause 6.1 of the Agency Agreement, the sum of the aggregate face amount of the Notes is limited to $300,000,000.

(B)	The Issuer will apply the proceeds of the issue of the Notes for the sole purpose of financing the Loan subject to and on the terms of the Loan Agreement.

(C)

Subject always to the provisions hereof and to sub-clause (D) of this Clause, as and when the Notes or any of them become due to be redeemed, repurchased or repaid in accordance with these presents, the Issuer shall (subject to the receipt of the relevant funds from the Borrower) pay or procure to be paid to or to the order of the Trustee in dollars in same day freely transferable funds amounts corresponding to principal and premium, if any, in respect of the Notes becoming due for redemption, repurchase or repayment on that date equivalent to principal and premium, if any, actually received (and not required to be repaid) under the Loan Agreement and shall (subject to the provisions hereof and to sub-clause (D) as aforesaid) until all such payments (as well after as before any judgment or other order of any court of competent jurisdiction) are duly made pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates and in the manner provided for in the Conditions amounts corresponding to interest in respect of the Notes (including any default interest under Condition 4(b)) equivalent to interest actually received under the Loan Agreement pro rata according to the principal amount of each Note so redeemed, repurchased or repaid and on the date of, and in the currency of, and subject to the conditions attaching to, the equivalent payment under the Loan Agreement, as provided in the Conditions PROVIDED THAT (i) every payment of an amount corresponding to principal, premium, if any, or interest in respect of Notes made to, or to the order of, the Trustee or to the Principal Paying Agent in each case pursuant to Clause 11(A) shall be in satisfaction pro tanto of the relevant covenant by the Issuer contained in this Clause and (ii) in the case of any payment made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent. Unless the Trustee otherwise requires following a Relevant Event, all payments by the Issuer pursuant to this sub-clause (C) shall be made to the Account.

The person(s) in whose name any Note is registered in the Register shall (to the fullest extent permitted by applicable law) be treated at all times for the purpose of making payments and all other purposes as the absolute holder of such Note (whether or not such Note is overdue and notwithstanding any notice which any person may have of the right, title, interest or claim of any other person thereto). A Noteholder will be recognised by the Issuer, the Trustee and each Agent as entitled to its Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate Noteholder. Payment as described in Condition 6 shall operate as a good discharge of the Issuer as against such Noteholder and all previous holders of such Note. All persons are required by the Issuer and the Trustee to act accordingly and the holder for the time being of each Note shall act accordingly.

(D)	The obligations of the Issuer under sub-clause (C) of this Clause are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Issuer from the Borrower in respect of principal, premium, if any, or, as the case may be, interest pursuant to the Loan Agreement the right to receive which is, inter alia, being charged to the Trustee by virtue of the Charge as security for the Issuer’s payment obligations under these presents. Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

(E)	At any time after any Relevant Event shall have occurred, the Trustee may:

(a)	by notice in writing to the Issuer, the Principal Paying Agent, any other Paying Agents, the Registrar and the Transfer Agents require any such Agent:

(i)	to act thereafter, until otherwise instructed by the Trustee, as the Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents, respectively, of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of each such Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents and available to the Trustee for such purpose) and thereafter to hold all Note Certificates and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; or

(ii)	to deliver up all Note Certificates and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer and the Principal Paying Agent require the Issuer to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Account or the Principal Paying Agent and with effect from the receipt of any such notice to the Issuer and the Principal Paying Agent and until such notice is withdrawn, proviso (i) to sub-clause (C) of this Clause insofar as it relates to the Principal Paying Agent will cease to have effect.

(F)	Unless previously prepaid or repaid, the Borrower will be required to repay the Loan (together with any outstanding interest or additional amounts) on the Repayment Date and, subject to such repayment and to any amounts repaid on such date in respect of the Reserved Rights, all the Notes then outstanding will on that date be redeemed or repaid by the Issuer at their principal amount (together with any outstanding interest or additional amounts).

(G)	If the Loan should become repayable (and be repaid), otherwise than as provided in sub-clause (F) above, pursuant to the Loan Agreement prior to the Repayment Date, all Notes then outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions (together with any outstanding interest or additional amounts).

3.	GLOBAL NOTE CERTIFICATES; INDIVIDUAL NOTE CERTIFICATES; STATUS

(A)	The Notes shall be represented by the Restricted Global Note Certificate which the Issuer shall issue to a custodian and the Unrestricted Global Note Certificate which the Issuer shall issue to a depositary common to both Euroclear and Clearstream, Luxembourg or to a nominee of such common depositary. The Restricted Global Note Certificate and the Unrestricted Global Note Certificate shall be printed or typed in the form or substantially in the form set out in Parts A and B, respectively, of the First Schedule. The Global Note Certificates shall be in the aggregate principal amount of $300,000,000 and shall be signed manually or in facsimile by two members of the Board of Directors and shall be authenticated by or on behalf of the Registrar. The Issuer may use on the Global Note Certificates a facsimile signature of a member of the Board of Directors notwithstanding the fact that when such Global Note Certificates shall be delivered any such person shall have ceased to hold such office provided that such person held such office at the date on which such Global Note Certificates is expressed to be issued. Each Global Note Certificate so executed shall be a binding and valid obligation of the Issuer.

The Global Note Certificates shall be in fully registered form, registered in the name of a nominee for DTC, in respect of the Restricted Global Note Certificate, and registered in the name of the common depositary, for Euroclear and Clearstream, Luxembourg, or its nominee, in respect of the Unrestricted Global Note Certificate.

Individual Note Certificates shall not be issued except in the limited circumstances provided in the Global Note Certificate. If issued, such Individual Note Certificates shall be substantially in the form set forth in the Second Schedule hereto, bear the applicable legends provided herein and be endorsed with the Conditions. The Individual Note Certificates shall be signed in the manner provided for in the Global Note Certificates.

The Issuer, in issuing the Notes, may use “CUSIP” numbers, “private placement” numbers, “ISIN” numbers, “Common Code” numbers and/or similar designations (if then generally in use) and, if so, the Trustee shall indicate any such number and designation of Notes in notices of redemption and related materials as convenience to Noteholders provided that the Trustee shall have no liability and makes no representation in respect of the correctness or accuracy of any such number or designation contained in any notice of redemption and related materials.

Notes shall be held in minimum holdings in the aggregate principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

Title to the Global Note Certificates and, if Individual Note Certificates are issued, Individual Note Certificates, passes by registration of transfer in the Register. All Individual Note Certificates and any Global Note Certificate issued upon any registration of a transfer or exchange of Individual Note Certificates or the Global Note Certificates (as the case may be) shall be the valid obligations of the Issuer, evidencing the same obligation, and entitled to the same benefits under this Trust Deed, as the Individual Note Certificates or the Global Note Certificates (as the case may be) surrendered upon such registration of the transfer or exchange.

Every Individual Note Certificate and each Global Note Certificate presented or surrendered for registration of a transfer or for exchange shall be accompanied by the endorsed form of transfer (including any certification as to compliance with restrictions required under the Agency Agreement) duly executed, by the holder thereof or his attorney duly authorised in writing.

Noteholders have notice of and have accepted the Conditions including, without limitation, the provisions of Condition 1.

(B)	The Notes rank pari passu and rateably without any preference or priority among themselves but the payment obligations of the Issuer in respect thereof are solely as defined in these presents.

4.	SECURITY INTERESTS

(A)	The Issuer with full title guarantee hereby charges by way of first fixed security (the “Charge”) in favour of the Trustee for itself and as trustee for the Noteholders to secure the payment to the Trustee of all amounts due in respect of the Notes pursuant to the Conditions and all other moneys payable under these presents:

(i)	all its rights to principal, premium, if any, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement;

(ii)	its right to receive all sums which may be paid or be or become payable by the Borrower under any claim, award or judgment relating to the Loan Agreement; and

(iii)	all its rights, title and interest in and to all sums of money now or in the future deposited in the Account and the debts represented thereby (other than interest from time to time earned thereon),

PROVIDED THAT (a) for the avoidance of doubt the Issuer shall remain the legal and beneficial owner of the Charged Property following the creation of the Charge up to the occurrence of, but save in respect of the Reserved Rights, a Relevant Event, if any and (b) in the case of paragraphs (i), (ii) and (iii) above, there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights.

(B)

Other than (a)(i) all the rights of the Issuer to principal, premium, if any, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement, (ii) the Issuer’s right to receive all sums which may be paid or be or become payable by the Borrower under any claim, award or judgment relating to the Loan Agreement and (iii) all the rights, title and interest of the Issuer in and to all sums of money now or in the future deposited in the Account and the debts represented thereby (other than interest from time to time earned thereon) which are charged to the Trustee by way of security under sub-clause (A) above, (b) the Reserved Rights and (c) any amounts relating to the Reserved Rights, the Issuer with full title guarantee hereby transfers to the Trustee for itself and as trustee for the Noteholders all its rights, interests and benefits, both present and future of the Issuer as lender under or pursuant to the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder).

(C)	Forthwith upon execution of this Trust Deed the Issuer shall give written notice (a) to the Borrower in the form set out in Part A of the Fifth Schedule of the Charge set out in paragraphs (i) and (ii) of sub-clause (A) and of the transfer set out in sub-clause (B) and (b) to the Principal Paying Agent in the form set out in Part C of the Fifth Schedule of the Charge set out in paragraph (iii) of sub-clause (A) and shall use its best endeavours to procure the Borrower and the Principal Paying Agent give to the Trustee the acknowledgements thereof in the forms set out in Parts B and D respectively of the Fifth Schedule; provided that if the Issuer shall have paid all sums stated in sub-clause (A) to be secured by the Charge therein set out, the Trustee will at any time thereafter at the request and expense of the Issuer release the Charged Property, details of which are set out above, to the Issuer, or as the Issuer shall direct, and shall release to the Issuer, or as the Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.

(D)	The Issuer (save as expressly provided in these presents and the Loan Agreement or with the consent of the Trustee) shall not charge, pledge or otherwise deal with the Loan or the Charged Property or Transferred Rights or any right or benefit either present or future arising under or in respect of the Loan Agreement or the Account (other than the Reserved Rights) or any part thereof or any interest therein or purport to do so. Save as otherwise expressly provided in these presents, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement, the Account, the Loan or the Charged Property or Transferred Rights exists for the benefit of the Noteholders.

(E)	Until a Relevant Event shall have occurred, the Issuer shall, subject to the security created by the Charge in sub-clause (A), be entitled to receive the interest on and any principal of the Loan.

(F)	The Trustee shall not be obliged to insure or to procure the insurance of any Charged Property and shall have no responsibility or liability arising from the fact that any Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.

(G)

In the event that an Event of Default or a Relevant Event has occurred and is continuing, the Trustee may, and shall if requested to do so by holders of at least one-quarter in aggregate principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution or Written Resolution and, in either case, subject to it being secured and/or indemnified to its satisfaction, (1) require the Issuer to declare all amounts payable under the Loan Agreement by the Borrower to be due and payable (in the case of an Event of Default), or (2) enforce the security created by these presents (in the case of a Relevant Event). After a Relevant Event shall have occurred and is continuing, the Trustee shall be entitled to the interest on and any principal of the Loan and may call in, collect, sell, convert or otherwise deal with the Loan (pursuant to its terms) and the Charged Property and any interest thereon or other moneys due under the Loan Agreement or in respect of the Account in such manner as the Trustee thinks fit, and may take such actions or proceedings in connection therewith as it considers appropriate, and the Trustee shall apply the proceeds of such realisation in the manner described in Clause 8.

(H)	Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 104 of the said Law of Property Act shall apply hereto.

(I)	At any time during the continuance of either an Event of Default or a Relevant Event, the Trustee shall be entitled to do any of the acts and things listed in the Sixth Schedule in relation to the Charged Property, the Account or the Transferred Rights (in the name and on behalf of the Issuer following an Event of Default but prior to the occurrence of a Relevant Event and either in its own name, in the name of the Issuer or otherwise after the occurrence of a Relevant Event) and by way of security the Issuer hereby irrevocably appoints and constitutes the Trustee as the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer to do any of the acts and things listed in the Sixth Schedule and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.

(J)	At any time after a Relevant Event has occurred, the Trustee may, in accordance with applicable law, by writing appoint any person or persons to be a receiver, a receiver and manager or an administrative receiver in respect of the Charged Property (which shall not be the Trustee or an affiliate of the Trustee) (each, a “Receiver”), and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply.

(K)	Upon any sale, calling in, collection, conversion, dealing or enforcement as provided in sub-clause (G) above and upon any other dealing or transaction under the provisions contained in these presents, the receipt of the Trustee for the purchase money of the assets sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

(L)	If the Trustee appoints a Receiver in relation to the Charged Property in accordance with Sub-Clause (J), the following provisions shall have effect in relation thereto:

(i)	such appointment may be made either before or after the Trustee has taken possession of any of the Charged Property;

(ii)	such Receiver may be vested by the Trustee with such powers and discretions (not exceeding the powers and discretions of the Trustee) as the Trustee has and may think expedient, including those listed in the Sixth Schedule, sell or concur in selling all or any of the Charged Property, or charge or release all or any of the Charged Property or Transferred Rights, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;

(iii)	such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Trustee;

(iv)	the Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of moneys accruing to him in the exercise of his powers as such;

(v)	the Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Trustee shall not be bound in any case to require any such security;

(vi)	save insofar as otherwise directed by the Trustee, all moneys from time to time received by such Receiver shall be paid over forthwith to the Trustee to be applied by it in accordance with the provisions of Clause 8; and

(vii)	such Receiver shall be the agent in accordance with applicable law of the Issuer for all purposes and the Issuer alone shall be responsible for his acts, default and misconduct and the Trustee and the Noteholders shall not be responsible for any misconduct or negligence on the part of any such Receiver and shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a Receiver under these presents.

(M)	The Issuer (a) shall at its own cost and expense (to the extent it receives the funds therefor from the Borrower) execute and do all such assurances, acts and things as the Trustee may reasonably require (including, without limitation, the giving of notices of charge or transfer and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Charged Property or the Transferred Rights and (b) from time to time and at any time after the Charged Property or any part thereof has become enforceable or from time to time and at any time in respect of the Transferred Rights, shall execute and do all such assurances, acts and things as the Trustee may reasonably require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Charged Property or Transferred Rights, as the case may be. For the purposes of this sub-clause (M), a certificate in writing signed by the Trustee to the effect that any particular execution, assurance, act or thing required by it is reasonably required shall be conclusive evidence of the fact.

(N)	The Trustee shall not nor shall any Appointee of the Trustee by reason of taking possession of all or any of the Charged Property or Transferred Rights (as applicable) or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by the Trustee or such Appointee (as the case may be) of any power, authority or discretion conferred upon it in relation to all or any of the Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to these presents.

(O)

The powers conferred by these presents in relation to all or any of the Charged Property or Transferred Rights (as applicable) on the Trustee or on any Appointee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers (in the case of an appointment of a Receiver) under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Acts and those conferred by these presents the terms of these presents shall prevail.

(P)	No person dealing with the Trustee or with any Appointee of all or any of the Charged Property or Transferred Rights (as applicable) appointed by the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to these presents in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking are or may be exercisable by the Trustee or by any such Appointee or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee or any such Appointee in like manner as if the statutory powers of sale and of appointing an Appointee in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking had not been varied or extended by these presents.

5.	STAMP DUTIES

Subject to receipt of the necessary funds from the Borrower for such purpose pursuant to or in connection with the Loan Agreement, the Issuer will pay all stamp duties, stamp duty reserve tax and other similar duties or taxes (if any) including interest and penalties payable in the United Kingdom, Luxembourg or Belgium on (i) the constitution, issue and offering of the Notes, (ii) the initial delivery of the Note Certificates, and (iii) the execution or delivery of these presents. Subject to receipt of the necessary funds from the Borrower for such purpose pursuant to or in connection with the Loan Agreement, the Issuer will also indemnify the Trustee and the Noteholders against stamp duties, stamp duty reserve tax, registration, documentary and other similar duties or taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee with respect to these presents.

6.	COVENANT TO OBSERVE PROVISIONS OF THE TRUST DEED AND SCHEDULES

The Issuer hereby covenants to comply with those provisions of these presents which are expressed to be binding on it and to perform and observe the same. The Notes shall be held subject to the provisions contained in these presents, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively.

7.	ACTION; ENFORCEMENT PROCEEDINGS; EVIDENCE OF DEFAULT

(A)

The Trustee may at any time, at its discretion and without notice, institute such proceedings and/or take other steps as it may think fit to enforce the rights of the Noteholders and the provisions of these presents (which, for the avoidance of doubt, in the case of the Issuer shall mean to enforce the security created hereunder by the Issuer), but it shall not be bound to take any action in relation to these presents (including but not limited to the taking of any such proceedings and/or other steps) unless (i) it shall have been so directed by an Extraordinary Resolution or Written Resolution or (in the case only of the occurrence of an Event of Default or Relevant Event and provided, in each case, that such event is continuing) so requested in writing by Noteholders whose Notes constitute at least one-quarter in aggregate principal amount of the Notes outstanding, and (ii) it shall have been indemnified and/or provided with security to its satisfaction against all liabilities, proceedings, actions, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of the

Notes or these presents or pursue the remedies under the general law to enforce the rights of the Noteholders and no Noteholders shall be entitled to enforce such provisions or pursue such remedies unless the Trustee, having become bound to proceed in accordance with these presents, has failed to do so within a reasonable time and such failure is continuing provided that any judgment or amount obtained as a result of such action or exercise of rights must be entered or held or, as the case may be, registered in the name of the Trustee and shall be held or dealt with by or on behalf of the Trustee in accordance with these presents.

The Trustee makes no representation as to and assumes no responsibility for the validity or enforceability of the Loan Agreement or the performance by the Issuer of its obligations under or in respect of the Notes and these presents or by the Borrower or the Issuer in respect of the Loan Agreement.

(B)	Should the Trustee make any claim in respect of, or lodge any proof in a winding-up in respect of, or institute any proceedings to enforce, any obligation under these presents or the Loan Agreement or in respect of the Notes, proof therein that, as regards any specified Note, default has been made in paying any amount in respect of principal, premium, if any, or interest due to the relative Noteholder shall (unless the contrary to be proved) be sufficient evidence that default has been made as regards all other Notes in respect of which a corresponding payment is then due.

8.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

(A)	The Trustee shall apply all moneys received by it under these presents (without prejudice to Clause 9):

(i)	first, in payment or satisfaction of the costs, charges, expenses and liabilities properly incurred by the Trustee and/or any Appointee in or about the preparation and execution of the trusts of these presents (including remuneration of the Trustee and of any Appointee);

(ii)	secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal, premium, if any, and interest remaining unpaid in respect of the Notes; and

(iii)	the balance (if any) in payment to the Issuer.

(B)	Without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent amounts payable in respect of Notes which have become void under Condition 8, the Trustee shall hold such moneys on the above trusts provided that the Trustee shall be required to treat any payments of principal, premium, if any, and/or interest due under the Notes as having been satisfied and no amounts as outstanding or owing in respect thereof.

9.	POWER TO RETAIN AND INVEST LESS THAN 10 PER CENT.

(A)

Other than with respect to interest payments received by the Trustee pursuant to Clause 2(E)(b), if the amount of the moneys at any time available for payment of amounts due in respect of the Notes under Clause 8(A) shall be less than the amount due on such date and less than a sum sufficient to pay at least one-tenth of the aggregate principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments and such investments with the resulting income thereof, if any, may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for this purpose shall amount to a sum sufficient to pay at least one-tenth of the aggregate principal amount of the Notes then outstanding in which event any accumulations and funds representing moneys originally available for payment under Clause 8(A) and so invested shall be applied under Clause 8(A) and all interest and other income deriving from such accumulations and funds shall be applied first in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee and/or any Appointee in or about the preparation and execution of the trust of these presents (including remuneration of the Trustee and of any Appointee) and otherwise in payment pari passu and rateably to those holders entitled to the moneys so invested.

(B)	Notwithstanding anything else contained in this Trust Deed, if the Trustee shall be required to make any deduction or withholding from any distribution or payment made by it under this Trust Deed or if the Trustee shall otherwise be charged to, or may become liable to, costs (other than in respect of its fees) as a consequence of performing its duties under this Trust Deed (including in relation to the Loan Agreement) and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or the Loan Agreement, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount which in its opinion is sufficient to discharge any liability or prospective liability to costs which relates to sums so received or distributed, or to discharge any such other liability of the Trustee to costs.

10.	AUTHORISED INVESTMENTS

Any moneys which under the trusts herein contained ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

11.	PAYMENT TO NOTEHOLDERS

(A)	Any payment made by the Borrower under the Loan Agreement to, or to the order of, the Trustee, otherwise in accordance with these presents, or the Principal Paying Agent, otherwise in accordance with the Agency Agreement, shall satisfy pro tanto the obligations of the Issuer in respect of the Notes.

(B)	Any payment to be made in respect of the Notes by the Issuer or the Trustee may be made in the manner provided in the Conditions and in Clause 2(C) and any payment so made shall be a good discharge to the Issuer or the Trustee, as the case may be.

(C)	The Trustee may, on behalf of the Issuer (but subject to obtaining its prior written consent prior to the occurrence of a Relevant Event), at any time vary or terminate the appointment of the Agents, and appoint additional or other paying agents provided that so long as the Notes are listed on The Stock Exchange there will be a Paying Agent and a Transfer Agent with a specified office in Luxembourg. Any such variation, termination or appointment shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not more than 45 days’ and not less than 30 days’ notice thereof shall have been given to the Noteholders in accordance with Condition 14.

12.	PRODUCTION OF NOTE CERTIFICATES

Upon payment to a Noteholder under Clauses 8 or 9 of amounts corresponding to principal under the Loan, the Note Certificate in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Principal Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause the Registrar to enface a memorandum of the amount and date of payment on such Note Certificate or, in the case of payment of the amount corresponding in full, shall cause to be surrendered to the Trustee such Note Certificate or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

13.	COVENANTS BY THE ISSUER

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remains outstanding, it will:

(a)	subject to Clause 11(C), maintain Agents in accordance with the Conditions;

(b)	at all times keep and procure that its subsidiaries keep such books of accounts as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and its subsidiaries to be prepared and make available to the Trustee and any person appointed by it all public financial statements of the Issuer at all reasonable times during business hours;

(c)	give notice in writing to the Trustee of the occurrence of any Event of Default or Relevant Event forthwith upon becoming aware thereof and without waiting for the Trustee to take any further action;

(d)	give notice forthwith in writing to the Trustee if it becomes aware that the legality, validity or enforceability of this Trust Deed, the Notes or the Loan Agreement is in any way challenged or contested or otherwise cast into doubt;

(e)	give notice in writing to the Trustee of any proposed early redemption pursuant to Condition 5;

(f)	so far as permitted by applicable laws and regulations at all times give to the Trustee such information as it shall be entitled to hereunder and in such form as it shall require (including, but without prejudice to the generality of the foregoing, all such certificates called for by the Trustee pursuant to Clause 17(A)(b)) for the purposes of the discharge of the duties and discretions vested in it under these presents or by operation of law;

(g)	provide to the Trustee within 10 days of any request by the Trustee a certificate in the English language, signed by two members of the Board of Directors certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Relevant Event or (if such is not the case) specifying the same;

(h)	so far as permitted by applicable law at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the terms and conditions of these presents (including the Security Interests);

(i)	to the extent not unlawful, use its best endeavours to send to the Trustee for approval at least 7 days in advance of any publication a copy of the form of notice (if any) required to be given by the Issuer to the Noteholders in accordance with Condition 14;

(j)	observe and comply with its obligations under the Agency Agreement and, without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution as provided under these presents, not agree to any amendment to or modification or waiver of the terms of the Loan Agreement unless permitted under Clause 20 hereof expressly required by law in which case the amendment, modification or waiver shall only be agreed to the extent so required and the Issuer undertakes to notify the Noteholders of the same;

(k)	at all times use its best endeavours to procure that there will be furnished to any stock exchange on which the Notes are from time to time listed or quoted such information in relation to the Issuer as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

(l)	at any time after the Issuer, and, to the extent that the Issuer has received such information from the Borrower, the Borrower, any subsidiary of the Borrower, any holding company of the Borrower or of a subsidiary of the Borrower, any shareholder of the Borrower, any other subsidiary of such holding company or such shareholder or any person on behalf of the Borrower, such subsidiaries, such holding companies or such shareholder shall have purchased any Notes and retained such Notes for its own account, notify the Trustee to that effect and thereafter deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer signed by two members of the Board of Directors setting out the total number of Notes which, at the date of such certificate, are held and not yet cancelled by the Issuer for its own account or request from the Borrower for delivery to the Trustee forthwith upon being so requested in writing by the Trustee a Borrower’s Certificate setting out the total aggregate principal amount of Notes which, at the date of such certificate, are held and not yet cancelled by the Borrower or any subsidiary of the Borrower for its or the subsidiary’s own account or, to the best of the Borrower’s knowledge, by a holding company of the Borrower or of a subsidiary of the Borrower, any shareholder of the Borrower, any other subsidiary of such holding company or such shareholder or by any person on behalf of the Borrower, such subsidiaries, such holding companies or such shareholder for their respective accounts;

(m)	give notice to the Borrower and the Principal Paying Agent of the Security Interests in accordance with Clause 4 hereof;

(n)	deliver to the Trustee all information received by it under the Loan Agreement (to the extent permitted by applicable law);

(o)	request that the Principal Paying Agent notifies the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes;

(p)	not less than the number of days specified in the relevant Condition prior to the redemption, repurchase or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption, repurchase or repayment pursuant to the Conditions;

(q)	in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

(r)	use reasonable endeavours to assist the Borrower in order that it obtains relief from withholding of Russian income tax pursuant to any applicable double tax treaty in accordance with the terms of the Loan Agreement;

(s)	if payments of principal, premium, if any or interest in respect of the Notes by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to Luxembourg or any such political sub-division or any such authority therein or thereof, as soon as reasonably practicable upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to Luxembourg or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid and in such event this Trust Deed and the Notes will be construed accordingly; and

(t)	without the prior written consent of the Trustee, not assign or transfer all or any of its rights, benefits and obligations under the Loan Agreement (other than to the Trustee in respect of the Charged Property and the Transferred Rights) unless the assignee or transferee, as the case may be, of such rights, benefits and obligations shall have substituted, or shall substitute concurrently with such assignment or transfer, itself as the principal debtor under these presents pursuant to Clause 18.

14.	MODIFICATIONS

(A)

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer and the Borrower in making (a) any modification to these presents (other than the proviso to paragraph 17 of the Fourth Schedule or any modification referred to in that proviso) or, pursuant to the Security Interests, the Loan Agreement which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to these presents or, pursuant to the Security Interests, the Loan Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and, unless the Trustee otherwise determines, such modification shall be notified to the Noteholders by the Registrar (subject to the approval of the Trustee) as soon as practicable thereafter in accordance with Condition 14.

(B)	So long as any of the Notes remains outstanding, the Issuer will not without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution, agree to any amendment to or any modification or waiver of, or authorise any breach or proposed breach of, the terms of the Loan Agreement and will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided herein and unless expressly required by law.

Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and, unless the Trustee agrees otherwise, any such modification will be notified by the Issuer to the Noteholders in accordance with Condition 14.

15.	CANCELLATION OF NOTES

In the Agency Agreement, the Registrar will agree forthwith to cancel on behalf of the Issuer all Notes redeemed or purchased by the Issuer, and all Notes purchased by the Borrower or any of its subsidiaries and delivered to the Issuer pursuant to Clause 7.6 of the Loan Agreement (together with an authorisation of the Borrower, or the relevant subsidiary, addressed to the Registrar to cancel such Notes), and in each case such Notes may not be resold or reissued by the Issuer. In the Agency Agreement, the Registrar will agree to give to the Trustee a certificate stating (i) the amounts paid in respect of Notes so redeemed or purchased and cancelled and (ii) the serial numbers of Note Certificates representing the Notes so redeemed or purchased and cancelled as soon as reasonably possible after the date of such redemption or purchase. Such certificates may be accepted by the Trustee as conclusive evidence of repayment or discharge pro tanto of the Notes. In the Agency Agreement, each Paying Agent will agree to give the Registrar such information as it may request in order to deliver the certificates required by this Clause 15.

16.	TRUSTEE MAY ENTER INTO FINANCIAL TRANSACTIONS WITH THE ISSUER OR THE BORROWER

No Trustee and no director or officer of any corporation being a Trustee of these presents shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or the Borrower or any subsidiary of the Issuer or the Borrower, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other notes, bonds, debenture stock, debentures or other securities of the Issuer or the Borrower or any subsidiary of the Issuer or the Borrower or any company in which the Issuer or the Borrower is interested. Without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other notes, bonds, stock, shares, debenture stock, debentures or other securities of the Issuer or the Borrower or any subsidiary of the Issuer or the Borrower or any company in which the Issuer or the Borrower is interested and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or the Issuer or Borrower or any subsidiary of the Issuer or the Borrower for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions or trusteeships and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

17.	TERMS OF APPOINTMENT

(A)	Provisions supplemental to the Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties and functions of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 of England and Wales it is expressly declared as follows:

(a)	the Trustee may in relation to these presents (including, for the avoidance of doubt in this Clause, the Loan Agreement) act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert in the United Kingdom, Luxembourg, the Russian Federation or elsewhere (whether obtained by the Trustee, the Issuer, the Borrower, any subsidiary of the Issuer or any Agent) and shall not be responsible for any loss occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)	the Trustee may call for and shall be at liberty to accept a certificate signed by any two members of the Board of Directors or any Borrowers’ Certificate, as the case may be, as to any fact or matter prima facie within the knowledge of the Issuer or the Borrower, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;

(c)	the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by these presents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof;

(d)	the Trustee shall be at liberty to place these presents and all deeds and other documents relating to these presents in any safe deposit, safe or other receptacle selected by the Trustee, in any part of the world, or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Trustee shall not be responsible for or be required to insure against any loss incurred in connection with any such deposit and, subject to receipt by it of any appropriate payments or funds from the Borrower pursuant to the Loan Agreement, the Issuer shall pay all sums required to be paid on account of or in respect of any such deposits;

(e)	the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders;

(f)	the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders;

(g)	the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money and including the appointment of an agent to do all or any of the acts and things listed in the Sixth Schedule hereto) and the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person and, without prejudice to the generality of the foregoing, the Trustee shall be entitled at any time following an Event of Default to appoint an agent (subject to the provisions of applicable law) in the name and on behalf of the Issuer;

(h)	any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid by the Issuer, subject to receipt by it of any appropriate payments or funds from the Borrower pursuant to the Loan Agreement, all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(i)	the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes or by the Borrower of the proceeds of the Loan, the exchange of the Global Note Certificates for Individual Note Certificates or the delivery of Note Certificate(s) to the person(s) entitled to it or them;

(j)	the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any Note Certificate purporting to be such and subsequently found to be forged or not authentic;

(k)	except as otherwise required by law, in determining the identity of the Noteholders or considering their interests, the Trustee may rely solely on the Register save where the Notes are evidenced by the Global Note Certificates where the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Global Note Certificates and (b) consider such interests on the basis that such accountholders were the holders of the Global Note Certificates;

(l)	the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder any financial, confidential or other information made available to the Trustee by the Issuer or the Borrower in connection with these presents and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information save that the Trustee shall, following a Relevant Event or an Event of Default, make available to any Noteholder any such information provided that it shall have been indemnified and/or provided with security to its satisfaction against all liabilities to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith;

(m)	where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange quoted by leading banks in London, if available, and any rate, method and date so specified shall be binding upon the Issuer and the Noteholders;

(n)	the Trustee may determine whether or not an Event of Default under the provisions of the Loan Agreement is capable of remedy and if the Trustee shall certify that any such Event of Default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;

(o)	any consent given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee may require;

(p)	in connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to these presents;

(q)	in the absence of express notice to the contrary, the Trustee may assume without enquiry (other than, in the case of the Issuer, requesting a certificate from the Issuer pursuant to Clause 13(l) hereof) that all Notes are for the time being outstanding;

(r)

the Trustee shall not be responsible for investigating any matter which is the subject of any recital, representation or warranty of any person contained in these presents or otherwise in respect of or in relation to these presents, or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof nor shall the Trustee be under any obligation to monitor or supervise the functions of any other person under the Notes, or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(s)	notwithstanding anything else herein contained, the Trustee may refrain from doing anything that would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(t)	notwithstanding anything contained in these presents, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it under these presents or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under the Agency Agreement whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under these presents or any Notes from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts of these presents or otherwise, in any case other than any tax generally payable by the Trustee on its income, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of these presents an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee in respect of these presents on the trusts of these presents;

(u)	the Trustee shall not be liable for any error of judgement made in good faith and absent manifest error by any officer or employee of the Trustee assigned by the trustee to administer its corporate trust matters;

(v)	the Trustee shall not be obliged to publish or approve the form of any communication published in connection with these presents which it considers, in its absolute discretion, to be an invitation or inducement to engage in investment activity (as such terms are defined in the Financial Services and Markets Act 2000) (a “financial promotion”) and in the event that the Trustee agrees to publish or approve the form of such financial promotion, it shall be entitled to request that it be provided with such evidence as it may reasonably require that such financial promotion may be lawfully communicated or received in any jurisdiction and may further or as an alternative request that the Issuer (to the extent it receives funds therefor from the Borrower) shall use its best endeavours to procure that the financial promotion concerned is issued or approved for issue by a person authorised to do so in such jurisdiction;

(w)	the Trustee shall not be bound to take any steps to ascertain whether any Event of Default or Relevant Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Relevant Event has happened and that each of the Borrower and the Issuer is observing and performing all the obligations on its part contained in the Loan Agreement (in the case of the Borrower) or under these presents (in the case of the Issuer);

(x)	the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

(y)	nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has reasonable grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

(z)	the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be from DTC, Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter; and

(aa)	the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(B)	Provisions in favour of the Trustee as regards the Charged Property and the Transferred Rights

(a)	The Trustee shall accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Charged Property or Transferred Rights and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the Charged Property or Transferred Rights, whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.

(b)	The Trustee shall not be under any obligation to insure all or any of the Charged Property or Transferred Rights or to require any other person to maintain any such insurance.

(c)	Until such time as the security created hereunder becomes enforceable the moneys standing to the credit of the Account shall be dealt with in accordance with the provisions of these presents and the Agency Agreement and the Trustee shall not be responsible in such circumstances or at any other time for any loss occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise.

(d)	The Trustee shall have no responsibility whatsoever to the Issuer, the Borrower or the Noteholders as regards any deficiency which might arise because the Trustee is subject to any tax (other than any tax generally payable by the Trustee on its income) in respect of all or any of the moneys it may receive pursuant to the terms of these presents.

(e)	The Trustee will rely on self-certification of the Borrower and certification by third parties expressed for such purpose in the Loan Agreement as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement (other than the obligation to make payments of principal, premium, if any, and interest under the Loan) and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, in particular (but without prejudice to the generality of the foregoing):

(i)	need not do anything to ascertain whether an Event of Default (other than the failure to pay principal, premium, if any, or interest on the Loan when due) has occurred and, until it has express knowledge to the contrary pursuant to Clause 13(c) or Clause 13(g), the Trustee may assume that no such event has occurred and that the Borrower is performing all its obligations under the Loan Agreement;

(ii)	shall not undertake any credit analysis of the Borrower nor evaluate the Borrower’s accounts;

(iii)	shall rely without further investigation on information supplied to it by the Borrower pursuant to the terms of the Loan Agreement.

(f)	The Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Charged Property or Transferred Rights including (without prejudice to the generality of the foregoing) any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Charged Property or Transferred Rights in respect of or in relation to these presents or the priority thereof or the right or title of any person in or to the assets comprised therein by registering under any applicable registration laws in any territory any notice or other entry prescribed by or pursuant to the provisions of any such laws.

(g)	The Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any of the Charged Property or Transferred Rights and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property or Transferred Rights.

(h)	When the Trustee is required to consider any matter arising under the Loan Agreement (including whether to submit any dispute, claim or disagreement to arbitration pursuant to Clause 25.6 of the Loan Agreement) it may take directions in relation thereto from the Noteholders by means of an Extraordinary Resolution or Written Resolution and shall not be liable for any unavoidable delay in so doing.

(i)	Notwithstanding any other provision contained in Clause 17(A) or 17(B), none of the provisions of these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of these presents conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.

18.	SUBSTITUTION

(A)	Without the consent of the Trustee or an Extraordinary Resolution or a Written Resolution (but subject to Clause 18(F)), the Issuer (or any previous Substitute (as defined below) under this sub-clause), may substitute itself as the principal debtor under these presents, by any Successor (in this Clause called the “Substitute”) PROVIDED THAT:

(i)	a trust deed is executed or some other form of undertaking is given by the Substitute to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of these presents and the Notes with any consequential or other amendments which may be appropriate as fully as if the Substitute had been named in these presents as the principal debtor in place of the Issuer (or any such previous Substitute);

(ii)	arrangements are made to the satisfaction of the Trustee for the Noteholders to have or be able to have the same or equivalent rights against the Substitute as they have against the Issuer (or any such previous Substitute);

(iii)	the Substitute shall have acquired the rights and assumed the obligations of the Issuer (or any such previous Substitute) under or in connection with the Loan Agreement and the Account and such rights shall have been effectively charged to the Trustee in a manner satisfactory to the Trustee and such amendments to the Loan Agreement and these presents as the Trustee may reasonably require shall have been made (including, without prejudice to the generality of the foregoing, but subject to Clause (vi) below, the substitution therein where relevant of references to the territory where the Substitute is incorporated, domiciled or resident for references to Luxembourg);

(iv)	the Issuer (or any such previous Substitute) and the Substitute comply with such other reasonable requirements as the Trustee may direct in the interests of the Noteholders;

(v)	the Trustee is satisfied that the Substitute has obtained all governmental and regulatory and internal corporate approvals and consents necessary for its assumption of the obligations and liabilities under these presents in place of the Issuer (or of any such previous Substitute) and such approvals and consents are at the time of substitution in full force and effect;

(vi)	(without prejudice to the generality of paragraphs (i) to (v) (inclusive) of this sub-clause) where the Substitute is incorporated, domiciled or resident in a territory other than Luxembourg (which territory must be a Qualifying Jurisdiction (as defined in the Loan Agreement)), undertakings or covenants are given in terms corresponding to the provisions of Condition 7 with the substitution for the references to Luxembourg of references to the territory in which the Substitute is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the Substitute is otherwise subject generally;

(vii)	the Substitute shall be a bank or other institution which at the time being exempts the payments by the Borrower under the Loan from value added tax in the Russian Federation;

(viii)	as a consequence of such substitution, the Notes continue on the substitution and promptly thereafter to be listed on any stock exchange on which they are then listed;

(ix)	the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders as a class; and

(x)	the Issuer or the Substitute shall have delivered to the Trustee and to the Borrower an opinion of an independent lawyer to the effect that neither the Issuer, the Substitute, as the case may be, nor the Noteholders will recognise income, gain or loss for tax purposes as a result of the substitution and the Issuer, the Substitute and the Noteholders will be subject to taxes on the same amount and in the same manner and at the same times as would have been the case if such substitution had not occurred.

(B)	Any such agreement by the Trustee pursuant to sub-clause (A) of this Clause shall, to the extent so expressed, operate to release the Issuer or previous Substitute (as the case may be) from any or all of its obligations under these presents. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the Trustee’s said requirements, notice thereof shall be given by the Issuer or previous Substitute (as the case may be) to the Noteholders in the manner provided in Condition 14.

(C)	Upon the execution of such documents and compliance with the said requirements, the Substitute shall be deemed to be named in these presents as the principal debtor in place of the Issuer or previous Substitute (as the case may be) and these presents shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and, without prejudice to the generality of the foregoing, any references in these presents to the Issuer shall be deemed to be references to the Substitute.

(D)	If any two directors (or other equivalent officers) of the Substitute shall certify to the Trustee that the Substitute is solvent at the time at which the said substitution is proposed to be effected, the Trustee shall not be bound to have regard to the financial condition, profits or prospects of the Substitute or to compare the same with those of the Issuer or (as the case may be) the previous Substitute.

(E)	The Issuer or previous Substitute, as the case may be, shall not be entitled to substitute itself if, pursuant to the law of the country of incorporation, domicile or residence of the Substitute, the assumption by the Substitute of its obligations imposes responsibilities on the Trustee over and above those which have been assumed under these presents.

(F)	The Issuer or previous Substitute, as the case may be, shall only be entitled to substitute itself in accordance with the provisions of Clause 18(A) to (E) (inclusive) of these presents without the consent of the Borrower if:

(i)	at least 3 months prior to the date of a proposed substitution pursuant to this Clause 18, the Issuer or previous Substitute has notified the Borrower in writing of its intention to substitute itself; and

(ii)	prior to the date of such proposed substitution, the Borrower either has not notified the Issuer or previous Substitute of a Substitute or has notified the Issuer or previous Substitute of a Substitute that the Issuer or previous Substitute is not satisfied shall have complied with the provisions of this Clause 18.

For the purposes of this Clause 18(F), the Trustee shall be entitled to rely solely on a certificate of two members of the Board of Directors to determine whether the conditions set forth at sub-clauses (i) and (ii) in this Clause 18(F) have been satisfied.

19.	TRUSTEE ENTITLED TO ASSUME DUE PERFORMANCE

Except as herein otherwise expressly provided, the Trustee shall be and is hereby authorised to assume without enquiry, in the absence of knowledge or express notice to the contrary, that the Issuer is duly performing and observing all the covenants and provisions contained in these presents relating to the Issuer and on its part to be performed and observed, that the Borrower is duly performing and observing all the covenants and provisions contained in the Loan Agreement and on its part to be performed and observed and that no event has happened upon the happening of which any of the Notes shall have or may become repayable.

20.	WAIVER

The Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, or agree to the waiving or authorising on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or, pursuant to the Security Interests, by the Borrower of the terms of the Loan Agreement or determine that any event which would or might otherwise give rise to a right of acceleration under the Loan Agreement shall not be treated as such for the purposes of these presents, PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred upon it by this clause in contravention of any request given by the holders of at least one quarter in aggregate principal amount of the Notes then outstanding or of any express direction by an Extraordinary Resolution or Written Resolution save, in the case of such request, where the same is contrary to any such express direction (but so that no such request or direction shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such proposed breach or breach relating to any of the matters the subject of the proviso to paragraph 17 of the Fourth Schedule. Any such authorisation or waiver shall be binding on the Noteholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders in accordance with Condition 14.

21.	POWER TO DELEGATE

The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by these presents, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee and including the power to do all or any of the acts and things listed in the Sixth Schedule hereto) as the Trustee may think fit in the interests of the Noteholders and, provided that the Trustee shall have exercised reasonable care in the selection of such delegate, it shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss incurred by a misconduct or default on the part of such delegate or sub-delegate and without prejudice to the generality of the foregoing the Trustee shall be entitled at any time following an Event of Default to appoint a delegate (subject to the provisions of applicable law) in the name of and on behalf of the Issuer.

22.	COMPETENCE OF A MAJORITY OF TRUSTEES

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by these presents in the Trustee generally.

23.	APPOINTMENT OF TRUSTEES

(A)	The power of appointing new trustees shall be vested in the Issuer but a trustee so appointed must in the first place be approved by the Borrower and subsequently by an Extraordinary Resolution or Written Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Trustee to the Principal Paying Agent and the other Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution or Written Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless the Borrower has given its prior written consent thereto and there remains a trustee hereof (being a trust corporation) in office after such removal.

(B)	Notwithstanding the provisions of sub-clause (A) of this Clause, the Trustee may, upon giving prior notice to but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (i) if the Trustee considers such appointment to be in the interests of the Noteholders, (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (iii) for the purpose of obtaining a judgment, or enforcement in any jurisdiction of either a judgment already obtained or any provision of these presents, against the Issuer or the Borrower. The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

24.	RETIREMENT OF TRUSTEES

Any Trustee for the time being of these presents may retire at any time upon giving not less than three months’ notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. In the event of a Trustee giving notice under this Clause, the Trustee on behalf of the Issuer shall use its best endeavours to procure a new trustee to be appointed.

25.	POWERS OF THE TRUSTEE ARE ADDITIONAL

The powers conferred by these presents upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

26.	FURTHER NOTES

The Issuer may from time to time with the consent of the Borrower and without the consent of the Noteholders create and issue further notes or bonds either ranking pari passu with the Notes in all respects (or in all respects except for the first payment of interest thereon) and so that such further issue is consolidated and forms a single series with the notes or bonds of any series of the Issuer (including the Notes) or upon such other terms as the Issuer may determine, with the consent of the Borrower, at the time of their issue. Any further notes or bonds forming a single series with the outstanding notes or bonds of any series of the Issuer (including the Notes) constituted by the Trust Deed will, and any other notes or bonds of the Issuer may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. This Trust Deed contains provisions for convening a single meeting of Noteholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides.

27.	NOTICES

Any notice or demand to the Issuer or the Trustee or any approval or certificate of the Trustee required to be given, made or served for any purpose hereof shall be given, made or served by sending the same by prepaid post (first class if inland, airmail if overseas) or facsimile transmission or by delivering the same by hand to the Issuer for the attention of Mr. F. Gerster (Facsimile No.+352 451212703) or the Trustee for the attention of Corporate Trust Administration (Facsimile No. +44 20 7694 6399) (as the case may be) at their respective addresses shown in these presents or at such other address as shall have been notified (in accordance with this Clause) by the party in question to the other party hereto for the purposes of this Clause. A copy of any notice or demand given, made or served hereunder shall be sent by the party giving, making or serving the notice or demand to the Borrower by prepaid post (first class if inland, airmail if overseas) or facsimile transmission or by delivering the same by hand to the Borrower for the attention of General Counsel (Facsimile No: +7095 755 3682; Address: Ulitsa 8, Marta 10, Building 14, 125083 Moscow, Russian Federation or such other address as shall have been notified by the Borrower to the Issuer and the Trustee in accordance with this Clause). Any notice sent by post as provided in this Clause shall be deemed to have been given, made or served twenty-four hours (in the case of inland post) or three days (in the case of overseas post) after despatch and any notice sent by facsimile transmission as provided in this Clause shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

28.	GOVERNING LAW; SUBMISSIONS; PROCEEDINGS

These presents and the Notes are governed by, and shall be construed in accordance with, English law and in relation to all claims arising hereunder and for the exclusive benefit of the Trustee the Issuer hereby irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with these presents (“Disputes”) and the Notes and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as “Proceedings”) may be brought in such courts. For this purpose the Issuer hereby irrevocably appoints UBS Limited at 1 Finsbury Avenue, London, EC2M 2PP, England or its registered office for the time being to receive service on its behalf in any Proceedings in such Court and agrees that any such legal process, demand or notice shall be deemed to have been duly made or served on the Issuer at the expiry of twenty-four hours after the time of posting as aforesaid and further the Issuer shall abide and be bound by a final and conclusive judgement of such courts in any action brought against the Issuer in respect of any such claim as aforesaid, provided always that the submission to the jurisdiction of the courts of England in accordance with this Clause for the benefit of the Trustee shall not preclude the Trustee if it thinks fit from instituting Proceedings against the Issuer in the courts of Luxembourg or elsewhere.

The Issuer hereby irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the jurisdiction of the courts of England to hear and determine any Proceedings or to settle any Disputes and any claim that any court of England is not the most convenient or appropriate forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

29.	INITIAL REMUNERATION AND EXPENSES; INDEMNITY

(A)	The Issuer shall pay to the Trustee remuneration for its services as trustee such remuneration to take the form of a one-off acceptance fee in the amount agreed between the Issuer and the Trustee payable no later than the business day following the date hereof. The Issuer shall also pay or discharge all costs, charges and expenses (including, without limitation, in respect of taxes, duties and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis incurred by the Trustee in relation to the preparation and execution of this Trust Deed and all other documents relating thereto (together, the “Initial Expenses”), the Initial Expenses to be the amount agreed between the Issuer and the Trustee.

(B)	The Borrower has agreed to indemnify the Trustee as more particularly described in a deed dated the date hereof between the Borrower and the Trustee.

(C)	In addition to any benefit conferred under Clause 29.(D), the Issuer will indemnify the Trustee and hold the Trustee harmless:

(i)	against all liabilities, actions, proceedings, costs, claims or demands (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in preparing for, investigating or defending any of the foregoing), losses, damages or expenses (“Liabilities”) (including without limitation, reasonable legal fees and any applicable value added tax) suffered or incurred by the Trustee arising out of or in connection with the appointment of the Trustee as Trustee or the performance by it of such role under these presents; and

(ii)	in respect of any stamp duties, stamp duty reserve tax, registration, documentary and any other duties or taxes (including, interest and penalties thereon or in connection therewith) to which the these presents may be subject on execution, issue, payment or enforcement, provided that (i) such Liability does not arise out of or in connection with the Trustee’s negligence or wilful default; and (ii) any sum payable by the Issuer under the above indemnity will be limited to the amounts (if any) and in the currency actually received by the Issuer from the Borrower under the second paragraph of Clause 16.4 (Borrower’s Indemnity) of the Loan Agreement, less any expenses, costs or fees incurred by the Issuer in making a claim under or enforcing its rights under the second paragraph of Clause 16.4 (Borrower’s Indemnity) of the Loan Agreement and the Issuer shall have no further or other liability hereunder.

(D)	The Issuer shall, promptly upon the request of the Trustee, assign to the Trustee the benefit of the indemnity described in the second paragraph of Clause 16.4 (Borrower’s Indemnity) of the Loan Agreement.

30.	SEVERABILITY

In case any provision in or obligation under these presents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

31.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Without prejudice to any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act, a person who is not a party to these presents has no right under that Act other than in respect of the Borrower’s rights under Clauses 13(o), 14 (in respect of consent required by the Borrower), 18(F), 23(A), 26 (in respect of consent required by the Borrower) and 27 (in respect of the Borrower’s right to receive copies of notices) and paragraphs 2 and 12 of the Fourth Schedule.

32.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto, may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and entered into the day and year first above written.

FIRST SCHEDULE

Part A

FORM OF RESTRICTED GLOBAL NOTE CERTIFICATE

ISIN: US90263MAD65

CUSIP: 90263MAD6

On the front:

THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR JURISDICTION OF THE UNITED STATES OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION. NO REPRESENTATIONS CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED. THE HOLDERS HEREOF, BY PURCHASING THIS NOTE, REPRESENT AND AGREE FOR THE BENEFIT OF THE ISSUER THAT THEY UNDERSTAND AND AGREE TO THE FOREGOING RESTRICTIONS AND THAT THEY WILL NOTIFY ANY PURCHASER OF ANY OR ALL OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED FROM THEM OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

UBS (Luxembourg) S.A.

(a bank established under the laws of Luxembourg)

$300,000,000 8 per cent. Loan Participation Notes due 2010

issued solely to finance a loan made to Open Joint Stock Company “Vimpel-Communications”

by UBS (Luxembourg) S.A.

UBS (Luxembourg) S.A. is incorporated in Luxembourg as a société anonyme with an unlimited duration with registered office at 36-38, Grand-Rue, L-1660 Luxembourg and registered under RC Luxembourg no. B11.142. The Articles of Incorporation, which have been amended several times since first published, were last amended on May 29, 1998 (and published in the Mémorial on June 27, 1998). The issued and paid up capital of UBS (Luxembourg) S.A. is CHF 150,0000,000 divided into 150,000 shares with no par value.

RESTRICTED GLOBAL NOTE CERTIFICATE

As at the date of this Note, the outstanding amounts for each previous bond issued by the Issuer are as follows and are guaranteed as follows:

Previous bonds issued by the Issuer	Guarantees

SBERBANK US$ 1,000,000,000 DUE 2006	NONE

WIMM-Bill-Dann Foods OJSC US$ 150,000,000 DUE 2008	Oao Lianozovo Dairy Plant, Oao Tsaritsino Dairy Pland, Zao Trade Company Will-Bill-Dann, Nevskij Dairy Trade House Ltd., Lianozovo-Samara LLC, Limited Liability Company Ural Dairy Traiding House – Wimm-Bill-Dann, Donskoi Dairy Trading House – Wimm-Bill-Dann LLC, Krasnodar dairy Trade House – Wimm-Bill-Dann LLC and Roska OJSC

OJSC “Vimpel-Communications US$ 450,000,000 DUE 2009	NONE

OJSC “Vimpel-Communications US$ 300,000,000 DUE 2011	NONE

SBERBANK US$ 1,000,000,000 DUE 2015	NONE

1.	Introduction

This Restricted Global Note Certificate is issued in respect of the $300,000,000 8 per cent. Loan Participation Notes due 2010 (the “Notes”) of UBS (Luxembourg) S.A. (the “Issuer”), issued for the sole purpose of financing the $300,000,000 loan made by the Issuer to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) pursuant to a loan agreement dated 8 February 2005 (as amended or supplemented from time to time, the “Loan Agreement”). The Notes are constituted by, subject to and have the benefit of a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 11 February 2005 and made between the Issuer and The Bank of New York as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 11 February 2005 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, JPMorgan Chase Bank, N.A., at its specified office in New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, N.A., London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank, N.A., at its specified office in New York, each as paying agent and transfer agent, and the Trustee.

2.	References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes as scheduled to the Trust Deed and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Terms not defined herein bear the same meaning as in the Conditions.

3.	Registered Holder

The Issuer hereby certifies that Cede & Co. is, at the date hereof, the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of $66,430,000 (sixty six million four hundred thirty thousand dollars) in aggregate principal amount of Notes or such other principal amount as is shown on the Register as being evidenced by this Restricted Global Note Certificate.

4.	Promise to pay

The Issuer, for value received, hereby promises to pay only such sums equivalent to payments of principal, premium, if any, interest and any additional amounts (less amounts in respect of the Reserved Rights) as it receives from the Borrower under the Loan Agreement to the Holder on such dates as the sum may become payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Individual Note Certificates

This Restricted Global Note Certificate is exchangeable (i) in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if any of the following events occur: (a) The Depository Trust Company (“DTC”) (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee (an “Alternative Clearing System”), on behalf of which the Notes evidenced by this Restricted Global Certificate may be held) notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes, or ceases to be a “clearing agency” registered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), or is at any time no longer eligible to act as such and the Issuer is unable to appoint a qualified successor within 90 days of receiving notice of such ineligibility or cessation on the part of DTC or such Alternative Clearing System; (b) the Issuer fails to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable under the Conditions or (c) the Issuer, or the Borrower, would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes evidenced by Individual Note Certificates and a certificate to such effect signed by two members of the Board of Directors, or two officers of the Borrower, as the case may be, is delivered to the Trustee and (ii) in whole or in part for Individual Note Certificates in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if instructions have been given for the transfer of an interest in the Notes evidenced by this Restricted Global Note Certificate to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Unrestricted Global Note Certificate where such Unrestricted Global Note Certificate has been exchanged for Individual Note Certificates. Thereupon (in the case of (i)(a) and (b) above) the Holder may give notice to the Issuer, and (in the case of (i)(c) above) the Issuer, or the Borrower, as the case may be may give notice to the Trustee and the Noteholders of its intention to exchange this Restricted Global Note Certificate for Individual Note Certificates.

Such exchange shall be effected in accordance with paragraph 6 (Delivery of Individual Certificates) below. The Issuer shall notify the Trustee and the Noteholders of the receipt of a notice from a Holder (in the case of (i)(a) and (b) above) and the Trustee shall notify the Noteholders of the receipt of a notice from the Issuer or the Borrower (in the case of (i)(c) above).

6.	Delivery of Individual Note Certificates

Whenever this Restricted Global Note Certificate is to be exchanged (in whole or in part) for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount in respect of which this Restricted Global Note Certificate is to be exchanged within five business days of the delivery, by or on behalf of the Holder, Cede & Co., to the Registrar of such information as is required to complete and deliver such Individual Note Certificates against the surrender (in the case of an exchange in whole) of this Restricted Global Note Certificate at the Specified Office (as defined in the Agency Agreement) of the Registrar. A person with an interest in the Notes in respect of which this Restricted Global Note Certificate is issued must provide the Registrar with (i) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such Individual Note Certificates; and (ii) a duly completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange, or in the case of a simultaneous sale pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933 (the “Securities Act”), Regulation S under the Securities Act (“Regulation S”), or Rule 144 under the Securities Act (“Rule 144”), a certification that the transfer is being made in compliance with the provisions of Rule 144A, Regulation S or Rule 144, as the case may be, in accordance with the Agency Agreement. Individual Note Certificates issued in respect of Notes sold in reliance on Rule 144A shall bear the legends applicable to transfers pursuant to Rule 144A. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office (as defined in the Agency Agreement).

7.	Securities Act

The statements set out in the legend above are an integral part of the Notes in respect of which this Restricted Global Note Certificate is issued and by acceptance hereof the Holder of the Notes evidenced by this Restricted Global Note Certificate or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

For as long as the Notes in respect of which this Certificate is issued are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, during any period in which the Issuer is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Issuer required to be provided by Rule 144A(d)(4) under the Securities Act.

The Borrower has separately agreed with the Issuer that so long as any of the Notes is outstanding and the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Borrower will, if it ceases to be subject to Section 13 or 15(d) of the Exchange Act and if it is then not otherwise exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Borrower required to be provided by Rule 144A(d)(4) under the Securities Act.

8.	Purchases and Redemption

Upon (i) the purchase by or on behalf of the Borrower, or any subsidiary of the Borrower, together with the delivery by or on behalf of the Borrower, or any such subsidiary, of a notification to the Issuer and the Registrar pursuant to clause 7.6 of the Loan Agreement, and cancellation of a part of this Restricted Global Note Certificate in accordance with the Agency Agreement and the Conditions, or (ii) the purchase or redemption by or on behalf of the Issuer and cancellation of a part of this Restricted Global Note Certificate in accordance with the Agency Agreement and the Conditions, the portion of the principal amount hereof so purchased, or redeemed, and cancelled shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so purchased, or redeemed, and cancelled and endorsed. Upon the purchase or redemption of the whole of this Restricted Global Note Certificate this Restricted Global Note Certificate shall be surrendered to or to the order of the Registrar and cancelled. So long as the Restricted Global Note Certificate is held on behalf of DTC or any Alternative Clearing System, such purchases and redemptions will be made in accordance with the procedures of DTC or any Alternative Clearing System, as appropriate.

9.	Conditions apply

Save as otherwise provided herein, the Holder of this Restricted Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Restricted Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Restricted Global Note Certificate.

10.	Payments

Payments of interest in respect of Notes represented by this Restricted Global Note Certificate will be made to the Holder without presentation for endorsement or, if no further payment of principal or interest falls to be made in respect of the Notes, against presentation for surrender of the Restricted Global Note Certificate to or to the order of the Registrar. Upon any payment of principal on this Restricted Global Note Certificate the amount so paid shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto. Payments in respect of Notes represented by this Restricted Global Note Certificate will be made in accordance with the procedures of DTC or any Alternative Clearing System, as appropriate.

Upon any payment of principal and endorsement of such payment on the Schedule hereto, the principal amount of this Restricted Global Note Certificate shall be reduced by the principal amount so paid and endorsed.

11.	Transfers

Transfers of interests in the Notes with respect to which this Restricted Global Note Certificate is issued shall be made in accordance with the provisions herein and the Agency

Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the Issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by the Unrestricted Global Note Certificate or Individual Note Certificates. Transfers of interests in the Notes evidenced by the Unrestricted Global Note Certificate or Individual Note Certificates shall be made in accordance with the provisions therein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the Issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by this Restricted Global Note Certificate.

12.	Notices

Notwithstanding Condition 14 (Notices), so long as this Restricted Global Note Certificate is held on behalf of DTC and/or any Alternative Clearing System, notices to holders of interests in Notes represented by this Restricted Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System; provided, however, that, if and so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

13.	Determination of entitlement

This Restricted Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Restricted Global Note Certificate.

14.	Prescription

Claims against the Issuer in respect of principal, premium, if any, and interest on the Notes while the Notes are represented by this Restricted Global Note Certificate will become void unless they are presented for payment within a period of 10 years (in the case of principal and premium) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7 (Taxation)).

15.	Trustee’s powers

In considering the interests of Noteholders in circumstances where this Restricted Global Note Certificate is held on behalf of DTC and/or any Alternative Clearing System, the Trustee may (except as otherwise required by law), to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Restricted Global Note Certificate and (b) consider such interests on the basis that such accountholders were the Holder.

16.	Meetings

The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each $1,000 principal amount of Notes for which this Restricted Global Note Certificate may be exchanged. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or an Agent from giving effect to any written certification, proxy or other authorisation furnished by or on behalf of DTC or an Alternative Clearing System or impair, as between DTC or an Alternative Clearing System and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder. The Holder may grant proxies and otherwise authorise any person, including DTC and Alternative Clearing System, their respective participants and person that may hold through such participants, to take any action which a Holder is entitled to take under the Trust Deed or the Conditions.

17.	Authentication

This Restricted Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of JPMorgan Chase Bank, N.A., at its specified office in New York City, as Registrar.

18.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Restricted Global Note Certificate, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.	Governing law

This Restricted Global Note Certificate is governed by, and shall be construed in accordance with, English law. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

AS WITNESS the Issuer has caused this Restricted Global Note Certificate to be signed manually or in facsimile on its behalf.

UBS (Luxembourg) S.A.

By:
[manual or facsimile signature] (duly authorised)

ISSUED on 11 February 2005 AUTHENTICATED by or on behalf of

JPMorgan Chase Bank, N.A. as Registrar without recourse, warranty or liability

By:
(duly authorised)

Unless this Restricted Global Note Certificate is presented by an authorised representative of The Depository Trust Company (“DTC”) to the Registrar or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SCHEDULE

CHANGES IN PRINCIPAL AMOUNT OF THE NOTES

The following changes in principal amount of the Notes in respect of which this Restricted Global Note Certificate is issued have been made as a result of (i) a transfer of interests between the Global Note Certificates, (ii) a transfer of interest to and from the Individual Note Certificates (iii) payment of principal on the Notes and (iv) redemption or purchase of Notes:

Date of transfer/payment of principal/redemption or purchase (stating which)	Amount of increase or decrease in principal amount of Notes	Principal amount of Notes following such increase or decrease	Notation made on behalf of the Issuer
	$	$

FORM OF TRANSFER

FOR VALUE RECEIVED                                     , being the registered Holder of this Restricted Global Note Certificate, hereby transfers to

of                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 ,

$                     in principal amount of the $300,000,000 8 per cent. Loan Participation Notes due 2010 (the “Notes”) of UBS (Luxembourg) S.A. (the “Issuer”) in respect of which the Restricted Global Note is issued and irrevocably requests and authorises JPMorgan Chase Bank, N.A., at its specified office in New York City, in its capacity as Registrar in relation to the Notes (or any successor to JPMorgan Chase Bank, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Restricted Global Note Certificate.

(a)	A representative of such registered Holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof.

(d)	This form of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, N.A., London Branch

Trinity Tower

9 Thomas More Street

London E1W 1YT

England

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

JPMorgan Chase Bank, N.A.

Institutional Trust Services

4 New York Plaza, 15th Floor

New York, NY 10004

United States

PAYING AGENT AND TRANSFER AGENT

J.P. Morgan Bank Luxembourg S.A.

6, route de Trèves

L-2633 Senningerberg

Luxembourg

FIRST SCHEDULE

Part B

FORM OF UNRESTRICTED GLOBAL NOTE CERTIFICATE

ISIN:XS0212255763

Common Code: 021225576

UBS (Luxembourg) S.A.

(a bank established under the laws of Luxembourg)

$300,000,000 8 per cent. Loan Participation Notes due 2010

issued solely to finance a loan made to Open Joint Stock Company “Vimpel-Communications”

by UBS (Luxembourg) S.A.

UBS (Luxembourg) S.A. is incorporated in Luxembourg as a société anonyme with an unlimited duration with registered office at 36-38, Grand-Rue, L-1660 Luxembourg and registered under RC Luxembourg no. B11.142. The Articles of Incorporation, which have been amended several times since first published, were last amended on May 29, 1998 (and published in the Mémorial on June 27, 1998). The issued and paid up capital of UBS (Luxembourg) S.A. is CHF 150,0000,000 divided into 150,000 shares with no par value.

UNRESTRICTED GLOBAL NOTE CERTIFICATE

As at the date of this Note, the outstanding amounts for each previous bond issued by the Issuer are as follows and are guaranteed as follows:

Previous bonds issued by the Issuer	Guarantees

SBERBANK US$ 1,000,000,000 DUE 2006	NONE

WIMM-Bill-Dann Foods OJSC US$150,000,000 DUE 2008	Oao Lianozovo Dairy Plant, Oao Tsaritsino Dairy Pland, Zao Trade Company Will-Bill-Dann, Nevskij Dairy Trade House Ltd., Lianozovo-Samara LLC, Limited Liability Company Ural Dairy Traiding House – Wimm-Bill-Dann, Donskoi Dairy Trading House – Wimm-Bill-Dann LLC, Krasnodar dairy Trade House – Wimm-Bill-Dann LLC and Roska OJSC

OJSC “Vimpel-Communications US$ 450,000,000 DUE 2009	NONE

OJSC “Vimpel-Communications US$ 300,000,000 DUE 2011	NONE

SBERBANK US$ 1,000,000,000 DUE 2015	NONE

1.	Introduction

This Unrestricted Global Note Certificate is issued in respect of the $300,000,000 8 per cent. Loan Participation Notes due 2010 (the “Notes”) of UBS (Luxembourg) S.A. (the “Issuer”), issued for the sole purpose of financing the $300,000,000 loan made by the Issuer to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) pursuant to a loan agreement dated 8 February 2005 (as amended or supplemented from time to time, the “Loan Agreement”). The Notes are constituted by, subject to and have the benefit of a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 11 February 2005 and made between the Issuer and The Bank of New York (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 11 February 2005 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, JPMorgan Chase Bank, N.A., at its specified office in New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, N.A., London Branch as principal paying agent (the

“Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank Morgan, N.A., at its specified office in New York each as paying agent and transfer agent, and the Trustee.

2.	References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes as scheduled to the Trust Deed and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Terms not defined herein bear the same meaning as in the Conditions.

3.	Registered Holder

The Issuer hereby certifies that Chase Nominees Limited is at the date hereof the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of $233,570,000 (two hundred thirty three million five hundred seventy thousand dollars) in aggregate principal amount of Notes or such other principal amount as is shown in the Register as being evidenced by this Unrestricted Global Note Certificate.

4.	Promise to pay

The Issuer, for value received, hereby promises to pay only such sums equivalent to payments of principal, premium, if any, interest and any additional amounts (less amounts in respect of the Reserved Rights) as it receives from the Borrower under the terms of the Loan Agreement to the Holder on such dates as the same may become payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Individual Note Certificates

This Unrestricted Global Note Certificate is exchangeable (i) in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if any of the following events occur: (a) Euroclear S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearing system as shall have been designated by the Issuer and approved by the Trustee (the “Alternative Clearing System”) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and, in each case, the Issuer is unable to appoint a qualified successor within 90 days thereof; (b) the Issuer fails to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable under the Conditions or (c) the Issuer, or the Borrower, would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes evidenced by Individual Note Certificates and a certificate to such effect signed by two members of the Board of Directors, or two officers of the Borrower, as the case may be, is delivered to the Trustee and (ii) in whole or in part for Individual Note Certificates in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if instructions have been given for the transfer of an interest in the Notes evidenced by this Unrestricted Global Note Certificate to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Restricted Global Note Certificate where such Restricted Global Note Certificate has been exchanged for Individual Note Certificates.

Thereupon (in the case of (i)(a) and (b) above) the Holder may give notice to the Issuer, and (in the case of (c) above) the Issuer, or the Borrower, as the case may be, may give notice to the Trustee and the Noteholders of its intention to exchange this Unrestricted Global Note Certificate for Individual Note Certificates.

Such exchange shall be effected in accordance with paragraph 6 (Delivery of Individual Certificates) below. The Issuer shall notify the Trustee and the Noteholders of the receipt of a notice from a Holder (in the case of (i)(a) and (b) above) and the Trustee shall notify the Noteholders of the receipt of a notice from the Issuer or the Borrower (in the case of (i)(c) above).

6.	Delivery of Individual Note Certificates

Whenever this Unrestricted Global Note Certificate is to be exchanged, in whole or in part, for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal in respect of which this Unrestricted Global Note Certificate is to be exchanged within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender (in the case of an exchange in whole) of this Unrestricted Global Note Certificate at the Specified Office (as defined in the Agency Agreement) of the Registrar. A person with an interest in the Notes in respect of which this Unrestricted Global Note Certificate is issued must provide the Registrar with (i) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such Individual Note Certificates; and (ii) in the event that a Holder has requested an exchange for Individual Note Certificates on a date falling on or before 40 days following the date of issue of the Notes pursuant to the Trust Deed, a duly completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange, or in the case of a simultaneous sale pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933 (the “Securities Act”), Regulation S under the Securities Act (“Regulation S”), or Rule 144 under the Securities Act (“Rule 144”), a certification that the transfer is being made in compliance with the provisions of Rule 144A, Regulation S or Rule 144, as the case may be, in accordance with the Agency Agreement. Individual Note Certificates issued in respect of Notes sold in reliance on Rule 144A shall bear the legends applicable to transfers pursuant to Rule 144A. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office (as defined in the Agency Agreement).

7.	Purchases and Redemption

Upon (i) the purchase by or on behalf of the Borrower, or any subsidiary of the Borrower, together with, in each case, notification by or on behalf of the Borrower, or any such subsidiary, to the Issuer and the Registrar pursuant to clause 7.6 of the Loan Agreement, and cancellation of a part of this Unrestricted Global Note Certificate in accordance with the Agency Agreement and the Conditions or (ii) the purchase or redemption by or on behalf of the Issuer and cancellation of a part of this Unrestricted Global Note Certificate in accordance with the Agency Agreement and the Conditions, the portion of the principal amount hereof so purchased, or redeemed, and cancelled shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so purchased and cancelled and endorsed. Upon the purchase or redemption of the whole of this Unrestricted Global Note Certificate this Unrestricted Global Note Certificate shall be surrendered to or to the order of the Registrar and cancelled. So long as the Unrestricted Global Note Certificate is held on behalf of Euroclear or Clearstream, Luxembourg, or any Alternative Clearing System, such purchases and redemptions will be made in accordance with the procedures of Euroclear or Clearstream, Luxembourg, or any Alternative Clearing System, as appropriate.

8.	Conditions apply

Save as otherwise provided herein, the Holder of this Unrestricted Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Unrestricted Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Unrestricted Global Note Certificate.

9.	Payments

Payments of interest in respect of Notes represented by this Unrestricted Global Note Certificate will be made to the Holder without presentation for endorsement or, if no further payment of principal or interest falls to be made in respect of the Notes, against presentation for surrender of the Unrestricted Global Note Certificate to or to the order of the Registrar. Upon any payment of principal on this Unrestricted Global Note Certificate the amount so paid shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto. Payments in respect of Notes represented by this Unrestricted Global Note Certificate will be made in accordance with the procedures of Euroclear and Clearstream, Luxembourg or any Alternative Clearing System, as appropriate.

Upon any payment of principal and endorsement of such payment on the Schedule hereto, the principal amount of this Unrestricted Global Note Certificate shall be reduced by the principal amount so paid and endorsed.

10.	Transfers

Transfers of interests in the Notes with respect to which this Unrestricted Global Note Certificate is issued shall be made in accordance with the provisions herein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the Issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by the Restricted Global Note Certificate or Individual Note Certificates. Transfers of interests in the Notes evidenced by the Restricted Global Note Certificate or Individual Note Certificates shall be made in accordance with the provisions therein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by this Unrestricted Global Note Certificate.

11.	Notices

Notwithstanding Condition 14 (Notices), so long as this Unrestricted Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg and/or any Alternative Clearing System, notices to holders of interests in the Notes represented by this Unrestricted Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System; provided, however, that, if and so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

12.	Determination of entitlement

This Unrestricted Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Unrestricted Global Note Certificate.

13.	Prescription

Claims against the Issuer in respect of principal, premium, if any, and interest on the Notes while the Notes are represented by this Unrestricted Global Note Certificate will become void unless they are presented for payment within a period of 10 years (in the case of principal and premium) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7 (Taxation)).

14.	Trustee’s powers

In considering the interests of Noteholders in circumstances where this Unrestricted Global Note Certificate is held on behalf of Euroclear, Clearstream Luxembourg and/or any Alternative Clearing System, the Trustee may (except as otherwise required by law), to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Unrestricted Global Note Certificate and (b) consider such interests on the basis that such accountholders were the Holder.

15.	Meetings

The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each $1,000 principal amount of Notes for which this Unrestricted Global Note Certificate may be exchanged. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or an Agent from giving effect to any written certification, proxy or other authorisation furnished by or on behalf of Euroclear or Clearstream, Luxembourg or an Alternative Clearing System or impair, as between Euroclear and Clearstream, Luxembourg or an Alternative Clearing System and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder. The Holder may grant proxies and otherwise authorise any person, including Euroclear, Clearstream, Luxembourg and Alternative Clearing System, their respective participants and person that may hold through such participants, to take any action which a Holder is entitled to take under the Trust Deed or the Conditions.

16.	Authentication

This Unrestricted Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of JPMorgan Chase Bank, N.A., at its specified office in New York City, as Registrar.

17.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Unrestricted Global Note Certificate, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.	Governing law

This Unrestricted Global Note Certificate is governed by, and shall be construed in accordance with, English law. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

AS WITNESS the Issuer has caused this Unrestricted Global Note Certificate to be signed manually or in facsimile on its behalf.

UBS (Luxembourg) S.A.

By:
[manual or facsimile signature] (duly authorised)

ISSUED on 11 February 2005 AUTHENTICATED by or on behalf of

JPMorgan Chase Bank, N.A. as Registrar without recourse, warranty or liability

By:
(duly authorised)

THE SCHEDULE

CHANGES IN PRINCIPAL AMOUNT OF THE NOTES

The following changes in principal amount of the Notes in respect of which this Unrestricted Global Note Certificate is issued have been made as a result of (i) transfer of interests between the Global Note Certificates, (ii) a transfer of interests to and from the Individual Note Certificates (iii) payment of principal on the Notes and (iv) redemption or purchase of Notes:

Date of transfer/payment of principal/redemption or purchase (stating which)	Amount of increase or decrease in principal amount of Notes	Principal amount of Notes following such increase or decrease	Notation made by or on behalf of the Issuer
	$	$

FORM OF TRANSFER

FOR VALUE RECEIVED                                     , being the registered Holder of this Global Note Certificate, hereby transfers to

of                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 ,

$                       in principal amount of the $300,000,000 8 per cent. Loan Participation Notes due 2010 (the “Notes”) of UBS (Luxembourg) S.A. (the “Issuer”) in respect of which this Unrestricted Global Note Certificate is issued and irrevocably requests and authorises JPMorgan Chase Bank, N.A., at its specified office in New York City, in its capacity as Registrar in relation to the Notes (or any successor to JPMorgan Chase Bank, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Unrestricted Global Note Certificate.

(a)	A representative of such registered Holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof.

(d)	This form of transfer shall be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, N.A., London Branch

Trinity Tower

9 Thomas More Street

London E1W 1YT

England

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

JPMorgan Chase Bank, N.A.

Institutional Trust Services

4 New York Plaza, 15th Floor

New York, NY 10004

United States

PAYING AGENT AND TRANSFER AGENT

J.P. Morgan Bank Luxembourg S.A.

6, route de Trèves

L-2633 Senningerberg

Luxembourg

SECOND SCHEDULE

Part A

FORM OF INDIVIDUAL NOTE CERTIFICATE

Identifying Number: |        |

On the front:

[THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR JURISDICTION OF THE UNITED STATES OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION. NO REPRESENTATIONS CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED. THE HOLDERS HEREOF, BY PURCHASING THIS NOTE, REPRESENT AND AGREE FOR THE BENEFIT OF THE ISSUER THAT THEY UNDERSTAND AND AGREE TO THE FOREGOING RESTRICTIONS AND THAT THEY WILL NOTIFY ANY PURCHASER OF ANY OR ALL OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED FROM THEM OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]*

*	These legends to be included in each Certificate representing Notes sold in reliance on the exceptions referred to in (A)(1), (A)(2) and (A)(5) above.

UBS (Luxembourg) S.A.

UBS (Luxembourg) S.A. is incorporated in Luxembourg as a société anonyme with an unlimited duration with registered office at 36-38, Grand-Rue, L-1660 Luxembourg and registered under RC Luxembourg no. B11.142. The Articles of Incorporation, which have been amended several times since first published, were last amended on May 29, 1998 (and published in the Mémorial on June 27, 1998). The issued and paid up capital of UBS (Luxembourg) S.A. is CHF 150,0000,000 divided into 150,000 shares with no par value.

$300,000,000 8 per cent. Loan Participation Notes due 2010

issued solely to finance a loan made to Open Joint Stock Company “Vimpel-Communications”

by UBS (Luxembourg) S.A.

INDIVIDUAL NOTE CERTIFICATE

As at the date of this Note, the outstanding amounts for each previous bond issued by the Issuer are as follows and are guaranteed as follows:

Previous bonds issued by the Issuer	Guarantees

SBERBANK US$ 1,000,000,000 DUE 2006	NONE

WIMM-Bill-Dann Foods OJSC US$ 150,000,000 DUE 2008	Oao Lianozovo Dairy Plant, Oao Tsaritsino Dairy Pland, Zao Trade Company Will-Bill-Dann, Nevskij Dairy Trade House Ltd., Lianozovo-Samara LLC, Limited Liability Company Ural Dairy Traiding House – Wimm-Bill-Dann, Donskoi Dairy Trading House – Wimm-Bill-Dann LLC, Krasnodar dairy Trade House – Wimm-Bill-Dann LLC and Roska OJSC

OJSC “Vimpel-Communications US$ 450,000,000 DUE 2009	NONE

OJSC “Vimpel-Communications US$ 300,000,000 DUE 2011	NONE

SBERBANK US$ 1,000,000,000 DUE 2015	NONE

1.	Introduction

This Note Certificate is issued in respect of the $300,000,000 8 per cent. Loan Participation Notes due 2010 (the “Notes”) of UBS (Luxembourg) S.A. (the “Issuer”) issued for the sole purpose of financing the $300,000,000 loan made by the Issuer to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) pursuant to a loan agreement dated 8 February 2005 (as amended or supplemented from time to time, the “Loan Agreement”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 11 February 2005 and made between the Issuer and The Bank of New York as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 11 February 2005 and made between the Issuer, JPMorgan Chase Bank, N.A., at its specified office in New York, as registrar (the “Registrar”), which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, N.A., London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank, N.A., at its specified office in New York, each as paying agent and transfer agent and the Trustee.

2.	References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

Terms not defined herein bear the same meaning as in the Conditions.

3.	Registered Holder

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

$[insert amount]

([insert amount] dollars)

in aggregate principal amount of the Notes.

4.	Promise to Pay

The Issuer, for value received, hereby promises to pay only such sums equivalent to payments of principal, interest and any additional amounts (less amounts in respect of the Reserved Rights) as it receives from the Borrower under the Loan Agreement to the Holder on such dates as the same may become payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Determination of entitlement

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

6.	Authentication

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of JPMorgan Chase Bank, N.A., at is specified office in New York City, as Registrar.

[7.	Securities Act

The statements set forth in the legend above are an integral part of the Notes in respect of which this Note Certificate is issued and by acceptance hereof each Holder or beneficial holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend. For so long as any of the Notes in respect of which this Note Certificate is issued are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S.

Securities Act of 1933 (the “Securities Act”), during any period in which the Issuer is not subject to Section 13 nor 15(d) of the U.S. Securities Exchange Act of 1934 nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Issuer will provide to any Holder or beneficial owner of such restricted securities or prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner of such restricted securities or prospective purchaser designated by such Holder or beneficial owner, as the case may be, in each case at the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Issuer required to be provided by Rule 144A(d)(4) under the Securities Act insofar as the Issuer receives such information from the Borrower.

The Borrower has separately agreed with the Issuer that so long as any of the Notes is outstanding and the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Borrower will, if it ceases to be subject to Section 13 or 15(d) of the Exchange Act and if it is then not otherwise exempt from reporting requirements pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Borrower required to be provided by Rule 144A(d)(4) under the Securities Act. ]*

*	This paragraph to be included in each Certificate representing Notes sold in reliance on the exceptions referred to in (A)(2) and (A)(5) of the legend set forth on the front of this Note Certificate.

AS WITNESS this Note Certificate has been executed on behalf of the Issuer.

[                                                             ]

By:
(duly authorised)

ISSUED as of [                    ],

AUTHENTICATED by or on behalf of

JPMorgan Chase Bank, N.A. as Registrar without recourse, warranty or liability

By:
Duly Authorised

FORM OF TRANSFER

FOR VALUE RECEIVED                                     , being the registered holder of this Note Certificate, hereby transfers to

of                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 ,

$                     in principal amount of the $300,000,000 8 per cent. Loan Participation Notes due 2010 (the “Notes”) of UBS (Luxembourg) S.A. (the “Issuer”) in respect of which this Note Certificate is issued and irrevocably requests and authorises JPMorgan Chase Bank, N.A., in its capacity as Registrar in relation to the Notes (or any successor to JPMorgan Chase Bank in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to $100,000 or any integral multiple of $1,000 in excess thereof.

(d)	This form of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, N.A., London Branch

Trinity Tower

9 Thomas More Street

London E1W 1YT

England

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

JPMorgan Chase Bank, N.A.

Institutional Trust Services

4 New York Plaza, 15th Floor

New York, NY 10004

United States

PAYING AGENT AND TRANSFER AGENT

J.P. Morgan Bank Luxembourg S.A.

6, route de Trèves

L-2633 Senningerberg

Luxembourg

SECOND SCHEDULE

Part B

TERMS AND CONDITIONS OF THE NOTES

THIRD SCHEDULE

FORM OF THE LOAN AGREEMENT

FOURTH SCHEDULE

PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1. (a)	A holder of Notes may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

(b)	Any holder of Notes which is a corporation may by a resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

(c)	Any proxy appointed pursuant to sub-paragraph (a) above or representative appointed pursuant to sub-paragraph (b) above shall so long as such appointment remains in full force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.

2.	The Trustee, the Borrower or the Issuer at any time may, and the Trustee (subject to its being indemnified or secured to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the Notes for the time being outstanding or when it considers it necessary to take action requiring Noteholder approval or give any other directions with respect to the Loan Agreement shall, convene a meeting of the Noteholders. When required to convene a meeting, the Trustee shall do so as promptly as practicable. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve. The Trustee, the Borrower or the Issuer at any time may, and the Trustee (subject to its being indemnified or secured to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the Notes for the time being outstanding or when it considers it necessary to take action requiring Noteholder approval or give any other directions with respect to the Loan Agreement shall, notify Noteholders of a proposed Written Resolution in accordance with the Conditions. Whenever any such party notifies the Noteholders of a Written Resolution, it shall promptly provide the other parties with a copy of the proposed Written Resolution.

3.	At least 14 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders in the manner provided in the Conditions. A copy of the notice shall be given to the Trustee unless the meeting shall be convened by the Trustee, to the Issuer unless the meeting shall be convened by the Issuer and to the Borrower unless the meeting shall be convened by the Borrower. Such notice shall, unless in any particular case the Trustee otherwise agrees or determines, specify the terms of the resolution(s) to be proposed and shall include a statement to the effect that the Noteholders may appoint proxies by executing and delivering a form of proxy in the English language as aforesaid or may appoint representatives by resolution of their directors or other governing body.

4.	A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Noteholders present shall choose one of their number to be chairman and, failing such choice, the Issuer may appoint a chairman (who may, but need not, be a Noteholder).

5.	At any such meeting one or more persons present in person holding Notes or being proxies or representatives and holding or representing more than half of the aggregate principal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business except that at any meeting the business of which includes the modification of certain terms, conditions and provisions as listed in the proviso to paragraph 17 hereof the quorum will be one or more persons present in person holding Notes or being proxies or representatives and holding or representing not less than the entire aggregate principal amount of the Notes for the time being outstanding and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

6.	If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case where a quorum is not present it shall be adjourned for such period, not being less than 14 days nor more than 42 days, as may be determined by the chairman either at or after the meeting. Save as otherwise provided in paragraph 17 hereof at such adjourned meeting one or more persons present in person holding, or being proxies or representatives representing, more than one quarter of the aggregate principal amount of the Notes for the time being outstanding shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

7.	The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

9.	Every question submitted to a meeting shall be decided on a poll and in case of equality of votes the chairman shall on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or as a representative.

10.	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question to which the poll has been demanded.

11.	Any poll at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12.	The Trustee, the Issuer and the Borrower (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless he is a Noteholder or is a proxy or a representative. Neither the Issuer nor the Borrower nor any of the Borrower’s subsidiaries shall be entitled to vote in respect of Notes beneficially owned by or on behalf of any of them but this shall not prevent any proxy or any representative from being a director, officer or representative of, or otherwise connected with, the Issuer or the Borrower or any subsidiary of the Issuer.

13.	Subject as provided in paragraph 12 hereof, at any meeting every person who is so present shall have one vote in respect of $1,000 in principal amount of each Note so held or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any persons entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14.	The proxies and representatives need not be Noteholders.

15.	Each form of proxy shall be deposited by the Principal Paying Agent or (as the case may be) by the Registrar or the Transfer Agent at such place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the form of proxy propose to vote and in default the form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A copy of each form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in such form of proxy.

16.	Any vote given in accordance with the terms of a form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received by the Principal Paying Agent at its registered office or by the chairman of the meeting, in each case by the time being 24 hours before the commencement of the meeting or adjourned meeting at which the form of proxy is intended to be used.

17.	A meeting of the Noteholders shall, in addition to the power hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution namely:

(a)	power to sanction any proposal by the Issuer or the Borrower for any modification, alteration, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer, or of the Issuer against the Borrower, whether such rights shall arise under these presents, the Loan Agreement or otherwise;

(b)	power to assent to any alteration of the provisions contained in these presents or the Notes which shall be proposed by the Issuer or the Trustee;

(c)	power to approve a person proposed to be appointed as a new Trustee under the Trust Deed and power to remove any Trustee or Trustees for the time being thereof;

(d)	power to authorise the Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(e)	power to discharge or exonerate the Trustee from any liability in respect of any act or omission for which the Trustee may have become responsible under these presents or in respect of the Notes;

(f)	power to give any authority, discretion or sanction under which the provisions of these presents or the Notes is required to be given by Extraordinary Resolution; and

(g)	power to appoint any persons (whether a Noteholder or not) as a committee or committees to represent the interests of the Notes and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

PROVIDED THAT the provisions of paragraph 6 of this Schedule for a reduced quorum at adjourned meetings shall not apply to any resolution whereby:

(1)	the terms and conditions relating to the maturity, redemption, prepayment and repayment of the Notes shall be altered;

(2)	any date fixed for payment of principal, premium, if any, or interest in respect of the Notes shall be changed;

(3)	the principal amount of any Note or the amount of principal, premium, if any, or interest payable on any date in respect of the Notes shall be reduced;

(4)	the amounts corresponding to interest payable in respect of the Notes shall be reduced or the method of determining or calculating the amount of any payment in respect of the Notes or the date for any such payment shall be varied or altered;

(5)	the currency in which payments under the Notes are to be made shall be varied;

(6)	any date fixed for payment of principal, premium, if any, or interest shall be changed or the amount of principal, premium, if any, or interest payable shall be reduced or the method of calculating the amount of any payment shall be altered in each case under the Loan Agreement or the currency in which any such payments shall be made shall be varied;

(7)	the governing law of the Conditions or the Trust Deed shall be varied or altered;

(8)	the variation or alteration of the governing law of, or the events of default set forth in Clause 15 of, the Loan Agreement shall be sanctioned. For the avoidance of doubt, this proviso (8) to paragraph 17 does not, subject to proviso (9) below, apply to the waiver of an event of default set forth in Clause 15 of the Loan Agreement prior to the exercise by the Issuer, the Holders or the Trustee of the right to accelerate thereunder, or the waiver, modification or amendment of any covenant in the Loan Agreement;

(9)	a waiver of an event of default set forth in Clause 15 of the Loan Agreement following the exercise of the right to accelerate thereunder or the waiver of an event of default set forth in Clause 15.1(a), (b), (h) or (i) of the Loan Agreement that has given rise to a right of acceleration under the Loan Agreement where the Issuer, the Holders or the Trustee have or has not yet exercised such right shall be sanctioned or would, with the passage of time, give rise to such right;

(10)	the variation or alteration of Clause 21.4 of the Loan Agreement shall be sanctioned;

(11)	any scheme or proposal of the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation or termination of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash shall be sanctioned;

(12)	the provisions of this Schedule concerning the quorum required at any meeting of the Noteholders or any adjourned such meeting thereof or concerning the majority required to pass an Extraordinary Resolution shall be amended; or

(13)	this proviso is amended in any manner.

18.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting, and the Noteholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of any resolution justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be given to the Noteholders by the Trustee in accordance with Condition 14 within 14 days of such result being known provided that the failure to give such notice shall not invalidate such resolution.

19.	The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by either (i) a majority of the votes cast on a poll representing more than half (or, in the case of an adjourned meeting, one quarter) of the aggregate principal amount of the Notes for the time being outstanding or (ii) in respect of an Extraordinary Resolution the business of which includes the modification of certain terms, conditions and provisions as listed in the proviso to paragraph 17 hereof, a poll representing the entire aggregate principal amount of the Notes for the time being outstanding. A Written Resolution shall take effect as if it were an Extraordinary Resolution provided that at least 14 days have elapsed following the date of notification of such resolution to the Noteholders in accordance with Condition 14.

20.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Noteholders shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

21.	Subject to all other provisions contained in these presents, the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion determine.

22.	The following provisions shall apply where outstanding Notes belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one series shall be transacted at a separate meeting of the holders of the Notes of that series.

(b)	Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted either at separate meetings of the holders of the Notes of each such series or at a single meeting of the holders of the Notes of all such series, as the Trustee shall in its absolute discretion determine.

(c)	Business which in the opinion of the Trustee affects the Notes of more than one series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted at separate meetings of the holders of the Notes of each such series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant series and to the holders of such Notes.

In this paragraph, “Business” includes (without limitation) the passing or rejection of any resolution.

FIFTH SCHEDULE

Part A

FORM OF NOTICE OF CHARGE AND TRANSFER OF LOAN AGREEMENT

To:	Open Joint Stock Company “Vimpel-Communications”

Ulitsa 8 Marta 10, Building 14

125083 Moscow

Russian Federation

11 February 2005

Dear Sirs,

Loan Agreement dated 8 February 2005 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and UBS (Luxembourg) S.A. (the “Issuer”) relating to a Loan of $300,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 11 February 2005 made between the Issuer and The Bank of New York as trustee (the “Trustee”) (a copy of which has been delivered to you on the date hereof and the terms of which you are deemed to have notice) relating to the $300,000,000 8 per cent. Loan Participation Notes due 2010 of the Issuer (the “Notes”) and hereby give you notice in your capacity as Borrower under the Loan Agreement that we have on 8 February 2005 by virtue of the provisions of Clause 4(A) of the Trust Deed charged by way of first fixed security to the Trustee, to secure the payment to the Trustee of all amounts due in respect of the Notes pursuant to the terms and conditions of the Notes as scheduled to the Trust Deed (the “Conditions”) and all other moneys payable under or in respect of the Trust Deed, the Notes or the Conditions subject to the proviso for redemption and repayment set out in the said Clause 4:

(a)	all our rights to principal, premium, if any, interest and other amounts now or hereafter paid and payable by you to us as lender under the Loan Agreement, and

(b)	our right to receive all sums which may be paid or be or become payable by you to us under any claim, award or judgment relating to the Loan Agreement,

provided that, in the case of paragraphs (a) and (b) above, there is excluded from such charge all our rights, interests and benefits in respect of your obligations under Clause 7.4 (second sentence thereof), Clause 8.3(a), Clause 10, Clause 11, Clause 16.4 (second paragraph thereof), Clause 20, (to the extent it relates to the afs indemnity) Clause 21.3 and (to the extent that our claim is in respect of one of the aforementioned Clauses) Clause 8.2 and Clause 19.2 of the Loan Agreement and any amounts relating thereto.

In addition, we hereby give you notice in your capacity as Borrower that we have on 11 February 2005 by virtue of the provisions of Clause 4(B) of the Trust Deed transferred to the Trustee all our rights, interests and benefits, both present and future, as lender under or pursuant to the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce your obligations) other than (i) our rights to principal, premium, if any, interest and other amounts now or hereafter paid and payable by you to us as lender under the Loan Agreement, (ii) our right to receive all sums which may be paid or be or become payable by you to us under any claim, award or judgment relating to the Loan Agreement and (iii) all our rights, title and interest in and to all sums of money now or in the future deposited in the account in our name with JPMorgan Chase Bank, N.A., London Branch and the debts represented thereby (other than interest from time to time earned thereon) which, in each case, are charged to the Trustee by way of security pursuant to Clause 4(A) of the Trust Deed.

We hereby unconditionally instruct and authorise you:

(a)	to disclose to the Trustee without any reference to or further authority from us such information relating to the Loan Agreement or the Loan as the Trustee may at any time and from time to time request you to disclose to it; and

(b)	at any time and from time to time upon receipt by you of instructions from the Trustee in writing pursuant to the terms of the Trust Deed and in respect of the transfer in Clause 4(B) of the Trust Deed, to act in accordance with such instructions without any reference to or further authority from us.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Trustee together give you notice in writing revoking them.

This letter shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom with a copy to us.

Yours faithfully,

for and on behalf of

UBS (Luxembourg) S.A.

cc:	The Bank of New York

Part B

FORM OF ACKNOWLEDGEMENT OF NOTICE OF CHARGE AND TRANSFER OF

LOAN AGREEMENT

To:	The Bank of New York

One Canada Square

Canary Wharf

London E14 5AL

United Kingdom

(as trustee for $300,000,000 8 per cent.

Loan Participation Notes due 2010

of the Issuer (as defined below))

11 February 2005

Dear Sirs,

Loan Agreement dated 8 February 2005 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and UBS (Luxembourg) S.A. (the “Issuer”) relating to a Loan of $300,000,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Loan Agreement, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off or any other equities against the Issuer in respect of sums from time to time becoming due to the Issuer under the Loan Agreement;

(b)	we have not, as at the date hereof, received any notice that any third party (other than the Issuer in respect of its rights and interest under the Loan Agreement) has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the charge which has been granted by the Issuer in your favour and the transfer under the Trust Deed each referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For and on behalf of Open Joint Stock Company “Vimpel-Communications”.

cc:	UBS (Luxembourg) S.A.

Part C

FORM OF NOTICE OF CHARGE OF THE ACCOUNT

To:	JPMorgan Chase Bank, N.A.

11 February 2005

Dear Sirs,

Loan Agreement dated 8 February 2005 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and UBS (Luxembourg) S.A. (the “Issuer”) relating to a Loan of $300,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 11 February 2005 made between us and The Bank of New York as trustee (the “Trustee”) (a copy of which has been delivered to you on the date hereof and the terms of which you are deemed to have notice) relating to the $300,000,000 8 per cent. Loan Participation Notes due 2010 issued by us (the “Notes”) and hereby give you notice that we have on 11 February 2005 by virtue of the provisions of Clause 4(A) of the Trust Deed charged by way of first fixed security to the Trustee to secure the payment to the Trustee of all amounts due in respect of the Notes pursuant to the terms and conditions of the Notes as scheduled to the Trust Deed (the “Conditions”) and all other moneys payable under or in respect of the Trust Deed, the Notes or the Conditions, subject to the proviso for redemption and repayment set out in the said Clause 4, all our rights, interest and benefits in and to all sums of money now or in the future deposited in the Account No: 25491703 held in our name with you and the debts represented by such sums (other than interest from time to time earned thereon and amounts relating to the Reserved Rights).

We hereby unconditionally instruct and authorise you at any time following a Relevant Event (as defined in the Trust Deed):

(a)	to disclose to the Trustee without reference to or further authority from us such information relating to the Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;

(b)	to hold all sums from time to time standing to the credit of the Account (other than interest from time to time earned thereon and amounts relating to the Reserved Rights) to the order of the Trustee;

(c)	to pay or release all or any part of the sums standing to the credit of the Account (other than interest from time to time earned thereon and amounts relating to the Reserved Rights) in accordance with the written instructions of the Trustee; and

(d)	to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge specified above, the sums standing to the credit of the Account (other than interest from time to time earned thereon and amounts relating to the Reserved Rights) or the debts represented thereby which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Trustee together give you notice in writing revoking them.

This letter shall be governed and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom with a copy to us.

Yours faithfully,

for and on behalf of

UBS (Luxembourg) S.A.

cc:	The Bank of New York

Part D

FORM OF ACKNOWLEDGEMENT OF NOTICE OF CHARGE OF THE ACCOUNT

To:	The Bank of New York

One Canada Square

Canary Wharf

London E14 5AL

United Kingdom

(as trustee for $300,000,000 8 per cent.

Loan Participation Notes due 2010

of the Issuer (as defined below))

11 February 2005

Dear Sirs,

Loan Agreement dated 8 February 2005 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and UBS (Luxembourg) S.A. (the “Issuer”) relating to a Loan of $300,000,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or security interest against the Issuer in respect of the Account, the sums therein or the debts represented thereby; and

(b)	we have not, as at the date hereof, received any notice that any third party (other than the Issuer in respect of our rights and interests under the Loan Agreement) has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the charge which has been granted by the Issuer in your favour under the Trust Deed referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of JPMorgan Chase Bank, N.A.

cc:	UBS (Luxembourg) S.A.

SIXTH SCHEDULE

TRUSTEE’S POWERS IN RELATION TO THE CHARGED PROPERTY AND THE

TRANSFERRED RIGHTS

(1)	Power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of the Charged Property or Transferred Rights;

(2)	power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of the Charged Property or Transferred Rights;

(3)	power to exercise all or any of the powers or rights which but for the creation of the Security Interests would have been exercisable by the Issuer in respect of the Charged Property or Transferred Rights;

(4)	power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings in respect of the Charged Property or the Transferred Rights;

(5)	power to lodge claims and prove in and to institute, any insolvency proceedings of whatsoever nature relating to the Borrower;

(6)	power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of the Security Interests or to enable the Trustee to exercise and enforce its rights under these presents;

(7)	power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect the Security Interests or to ensure the validity, enforceability or admissibility in evidence of this Trust Deed in any jurisdiction;

(8)	power to endorse any cheques or other instruments or orders in connection with the above; and

(9)	power to execute any documents and to do anything which the Trustee deems to be necessary or desirable in connection with the Charged Property and the Transferred Rights.

EXECUTED as a deed by	)
UBS (Luxembourg) S.A.	)
acting by	)	/s/ F. Gerster
acting under the authority of that company	)	F. Gerster
in the presence of:	)	Director

Witness’s signature:

Name:

Address:

Occupation:

EXECUTED as a deed by	)
THE BANK OF NEW YORK	)
acting by	)	/s/ Breige Tinnelly
acting under the authority of that company	)	Breige Tinnelly, AVP
in the presence of:	)

Witness’s signature:

Name:

Address:

Occupation: